                                                                  EXHIBIT (a)(1)



                            CROSSROADS SYSTEMS, INC.


       OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR NEW OPTION GRANTS


                     THE OFFER AND WITHDRAWAL RIGHTS EXPIRE
               AT 11:59 P.M., CENTRAL TIME, ON FEBRUARY 10, 2003,
                          UNLESS THE OFFER IS EXTENDED.


         Crossroads Systems, Inc. is offering eligible employees of Crossroads or our subsidiaries the opportunity to exchange the outstanding stock options (the "Eligible Option Grants") to purchase shares of our common stock which were granted to them under the following stock option plans (individually, a "Plan" and together, the "Plans"):

         (1) Crossroads Systems, Inc. 1996 Stock Option/Stock Issuance Plan (the "1996 Plan"); and

         (2)      Crossroads Systems, Inc. 1999 Stock Incentive Plan (the "1999
                  Plan");

for new option grants ("New Option Grants") to purchase shares of our common stock under the 1999 Plan.

         If you are an eligible employee who chooses to return for exchange any Eligible Option Grant, then you must also return for exchange all of your Required Option Grants. The "Required Option Grants" are all options, if any, granted to you by Crossroads on or after July 12, 2002. For each Eligible Option Grant or Required Option Grant you return that we accept for exchange, you will receive a New Option Grant for a number of shares determined based on the exercise price of the applicable Eligible Option Grant or Required Option Grant you return and subject to the vesting schedule and other terms as described below.

         We are making this offer to our eligible employees upon the terms and subject to the conditions set forth in this Offer to Exchange and in the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the "Offer"). You are not required to accept the Offer and participation is entirely voluntary. If you choose to accept the Offer, then you may return for exchange any or all of your Eligible Option Grants. IF YOU DECIDE TO RETURN FOR EXCHANGE ONE OR MORE OF YOUR ELIGIBLE OPTION GRANTS, THEN YOU MUST RETURN FOR EXCHANGE THE ENTIRE OUTSTANDING PORTION OF EACH OPTION GRANT YOU WANT TO HAVE EXCHANGED. IF YOU CHOOSE TO RETURN FOR EXCHANGE ANY ELIGIBLE OPTION GRANT, THEN YOU MUST ALSO RETURN FOR EXCHANGE ALL OF YOUR REQUIRED OPTION GRANTS, IF ANY, AND BY RETURNING FOR EXCHANGE ANY OF YOUR ELIGIBLE OPTION GRANTS, YOU WILL AUTOMATICALLY BE DEEMED TO HAVE RETURNED ALL OF YOUR REQUIRED OPTION GRANTS FOR EXCHANGE AND CANCELLATION.

         The Offer is subject to the conditions described in Section 7 of this Offer to Exchange. The Offer is not conditioned upon a minimum number of option grants being returned.

         WE WILL GRANT YOU A NEW OPTION GRANT UNDER OUR 1999 PLAN FOR EACH ELIGIBLE OPTION GRANT AND EACH REQUIRED OPTION GRANT YOU RETURN AND THAT WE ACCEPT FOR EXCHANGE, BUT ONLY IF YOU CONTINUE TO BE AN EMPLOYEE OF CROSSROADS OR ONE OF OUR SUBSIDIARIES THROUGH THE GRANT DATE OF THE NEW OPTION GRANT. IF YOU CEASE TO BE EMPLOYED BY CROSSROADS OR ANY OF OUR SUBSIDIARIES FOR ANY REASON WHATSOEVER AFTER WE ACCEPT YOUR RETURNED OPTION GRANTS FOR EXCHANGE AND CANCELLATION AND PRIOR TO THE GRANT DATE OF THE NEW OPTION GRANTS, YOU WILL NOT RECEIVE ANY NEW OPTION GRANTS OR ANY OTHER PAYMENT OR CONSIDERATION IN EXCHANGE FOR YOUR RETURNED OPTION GRANTS, AND YOUR RETURNED OPTION GRANTS WILL NOT BE REINSTATED.

         Eligible Employees. The eligible employees for purposes of this Offer are limited to all current employees of Crossroads or our subsidiaries (excluding those who have received a written notification of their termination at any time prior to the Expiration Date of the Offer) and non-employee members of our board of directors. Our executive officers and members of our board of directors are eligible to participate in the Offer.

         Exchange Ratios for New Option Grants. The number of shares that will be subject to each New Option Grant is less than the number of shares subject to the applicable returned Eligible Option Grant or Required Option Grant. The ratio by which you can determine the actual number of shares that will be subject to any New Option Grant is set forth in the table below:

Option Exercise Price     $3.99 or less  $4.00 to      $50.00 or more
(per share):                             $49.99
------------------------- -------------- ------------- ------------------
Ratio of New Option       1-for-3        1-for-4       1-for-5
Grant share per
exchanged option grant
shares:

          As stated in the table above:

     o If the exercise price per share of a returned option grant is $3.99 or less, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 3. For example, if your returned option grant with an exercise price of $3.99 or less is for 300 shares, your New Option Grant will be for 100 shares.

     o If the exercise price per share of a returned option is at least $4.00 but not more than $49.99, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 4. For example, if your returned option grant with an exercise price of at least $4.00 but less than $50.00 is for 300 shares, your New Option Grant will be for 75 shares.

     o If the exercise price per share of your returned option is $50.00 or more, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 5. For example, if your returned option grant with an exercise price of $50.00 or more is for 300 shares, your New Option Grant will be for 60 shares.

          In the event of any fractional share resulting from application of these ratios, the number of shares that will be subject to each New Option Grant will be rounded up to the nearest whole share. The number of shares subject to each New Option Grant will be proportionately adjusted for any stock splits, stock dividends and recapitalizations with respect to shares of our common stock occurring prior to the grant date of the New Option Grants.

          New Option Grant Date and Exercise Price. The New Option Grants will be granted on or promptly after the first trading day that is at least six months and one day after the Expiration Date of the Offer. The exercise price of the New Option Grants will be equal to the closing sale price of our common stock on the Nasdaq National Market (or such other market on which the shares are principally traded or quoted) on the date of grant.

         Vesting Schedule for New Option Grants. The outstanding Eligible Option Grants and Required Option Grants vest in accordance with various vesting schedules over a period of years of service. You should check your option grant documentation to determine the vesting schedule applicable to your outstanding option grants. Regardless of the vesting provisions of any Eligible Option Grant or Required Option Grant, each New Option Grant issued in exchange will vest in accordance with the following schedule:

     o twenty-five percent (25%) of the option shares shall be deemed vested as of the date that such New Option Grant is granted, and

     o the remaining option shares shall vest in a series of equal monthly installments over the next 36 months of service until fully vested after three years from the date that such New Option Grant is granted.

Accordingly, each New Option Grant may have a more or less favorable vesting schedule than the Eligible Option Grant or Required Option Grant that it replaces.

          For example, if the New Option Grants are granted on August 12, 2003, twenty-five percent (25%) of the shares subject to the New Option Grant will be vested as of August 12, 2003 and the remaining seventy-five percent (75%) of the shares subject to the New Option Grant will vest in equal monthly installments over the 36 months of service following August 12, 2003.

          Other Terms and Conditions of New Option Grants. The New Option Grants will have a new ten-year term (subject to earlier termination upon cessation of service). Option grants issued under the 1996 Plan and certain options granted under the 1999 Plan may also include certain features, such as early exercisability, which will not be included in the terms of your New Option Grants. However, to the extent your Eligible Option Grants and your Required Option Grants were subject to any special acceleration provisions in any employment agreement or severance benefit plan between you and Crossroads, your New Option Grants will remain subject to the provisions of such other agreement.

          If you are a non-exempt employee under the federal wage laws, then, based upon labor law requirements, it is possible that New Option Grants issued to you, whether vested or unvested, will not become exercisable until six months after the New Option Grant date. In the event that we determine that they are not exercisable until six months after the grant date of the New Option Grants, upon the expiration of such six-month period, each of your New Option Grants will be vested and exercisable for the same number of shares for which such New Option Grant would have been vested and exercisable had it been immediately exercisable on the grant date of the New Option Grants assuming you had remained in continuous service to Crossroads.

          Additional Information Regarding the Offer.

          All option grants returned for exchange and accepted by us pursuant to the Offer will be cancelled. Any Eligible Option Grant that you do not return for exchange or that is not accepted by us for exchange will remain outstanding and you will continue to hold such option in accordance with its terms.

          As of January 10, 2003, Eligible Option Grants to purchase 4,652,231 shares of our common stock were outstanding under our Plans.

          ALTHOUGH OUR BOARD OF DIRECTORS HAS APPROVED THIS OFFER, NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD RETURN YOUR OPTION GRANTS FOR EXCHANGE OR REFRAIN FROM RETURNING YOUR OPTION GRANTS FOR EXCHANGE. THE OFFER IS ENTIRELY VOLUNTARY AND YOU MUST MAKE YOUR OWN DECISION WHETHER TO PARTICIPATE IN THE OFFER AND EXCHANGE ANY OF YOUR OPTION GRANTS, TAKING INTO ACCOUNT YOUR OWN PERSONAL CIRCUMSTANCES AND PREFERENCES. OUR EXECUTIVE OFFICERS AND MEMBERS OF OUR BOARD OF DIRECTORS ARE ELIGIBLE TO PARTICIPATE IN THE OFFER.

          Shares of our common stock are quoted on the Nasdaq National Market under the symbol "CRDS." On January 10, 2003 the closing sale price of our common stock on the Nasdaq National Market was $1.23 per share. THE NEW OPTION GRANTS WILL NOT BE GRANTED UNTIL A DATE THAT IS ON OR PROMPTLY AFTER THE FIRST TRADING DAY THAT IS SIX MONTHS AND ONE DAY AFTER THE EXPIRATION DATE OF THE OFFER. The exercise price per share of the New Option Grants will be the closing sale price of our common stock as reported on the Nasdaq National Market (or such other market on which our shares are principally traded or quoted) on the date of grant. The exercise price of your New Option Grants may be higher or lower than the current price of our common stock, and may be higher or lower than the exercise price per share of any returned option grants.

          THE MARKET PRICE OF OUR COMMON STOCK HAS DECLINED SUBSTANTIALLY OVER THE LAST TWO YEARS AND HAS BEEN SUBJECT TO HIGH VOLATILITY. OUR COMMON STOCK MAY TRADE AT PRICES BELOW THE EXERCISE PRICE PER SHARE OF THE NEW OPTION GRANTS. DEPENDING ON THE EXERCISE PRICE OF YOUR RETURNED OPTION GRANTS AND OTHER FACTORS, INCLUDING THAT ANY RETURNED OPTION GRANT WILL BE EXCHANGEABLE FOR A NEW OPTION GRANT COVERING FEWER SHARES THAN THE RETURNED OPTION GRANT, THE NEW OPTION GRANTS MAY BE LESS VALUABLE THAN THE OPTION GRANTS YOU ARE RETURNING FOR EXCHANGE. WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO PARTICIPATE IN THE OFFER AND EXCHANGE ANY OF YOUR OPTIONS. AT THE SAME TIME, YOU SHOULD CONSIDER THAT THE CURRENT MARKET PRICE OF OUR COMMON STOCK MAY PROVIDE LITTLE OR NO BASIS FOR PREDICTING WHAT THE MARKET PRICE OF OUR COMMON STOCK WILL BE ON THE GRANT DATE OF THE NEW OPTION GRANTS OR AT ANY TIME IN THE FUTURE. YOU SHOULD CAREFULLY CONSIDER THESE UNCERTAINTIES BEFORE DECIDING WHETHER TO PARTICIPATE IN THE OFFER. WE ALSO RECOMMEND THAT YOU CAREFULLY REVIEW THE RISK FACTORS SET FORTH IN SECTION 19 OF THE OFFER BELOW AND MORE FULLY IN PAGES 28-37 OF OUR QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED JULY 31, 2002, WHICH MAY BE OBTAINED AS SET FORTH IN
SECTION 18 OF THE OFFER BELOW. YOU SHOULD CAREFULLY CONSIDER ALL OF THESE UNCERTAINTIES BEFORE DECIDING WHETHER TO ACCEPT THE OFFER.

          You should direct questions about the Offer or requests for assistance or for additional copies of the Offer to Exchange or the Letter of Transmittal to the Human Resources Department, Crossroads Systems, Inc., 8300 N. MoPac Expressway, Austin, Texas 78759 (telephone: (512) 349-0300; facsimile: (512) 928-7199) or e-mail Kathy Blair at kblair@crossroads.com.

          WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY REPRESENTATION OR GIVES YOU ANY INFORMATION THAT IS DIFFERENT FROM THE REPRESENTATIONS AND INFORMATION CONTAINED HEREIN, YOU MUST NOT RELY UPON THAT REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US. WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD RETURN OR REFRAIN FROM RETURNING YOUR OPTIONS FOR EXCHANGE PURSUANT TO THE OFFER. IF ANYONE MAKES ANY RECOMMENDATION TO YOU, YOU MUST NOT RELY UPON THAT RECOMMENDATION AS HAVING BEEN AUTHORIZED BY US. YOU SHOULD RELY ONLY ON THE REPRESENTATIONS AND INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU.

          If you wish to return your options for exchange, you must complete and sign the Letter of Transmittal in accordance with its instructions, and mail, prior to the Expiration Date, or otherwise deliver it and any other required documents to us at Crossroads Systems, Inc., 8300 N. MoPac Expressway, Austin, Texas 78759, Attention: Human Resources, or by facsimile to (512) 928-7199.

          We are not making the Offer to, nor will we accept any submission for exchange of option grants from or on behalf of, option holders in any jurisdiction in which the Offer or the acceptance of any exchange of option grants would not be in compliance with the laws of such jurisdiction. However, we may, at our discretion, take any actions necessary for us to make the Offer and grant New Option Grants to option holders in any such jurisdiction.

                                TABLE OF CONTENTS


                                                                                                                 Page
                                                                                                                 ----
Summary Term Sheet..............................................................................................    1
The Offer.......................................................................................................   13
1.   Number of Options; Expiration Date.........................................................................   13
2.   Purpose of the Offer.......................................................................................   15
3.   Status of Eligible Option Grants Not Exchanged.............................................................   16
4.   Procedures for Exchanging Options..........................................................................   17
5.   Withdrawal Rights..........................................................................................   18
6.   Acceptance of Option Grants for Exchange and Issuance of New Option Grants.................................   18
7.   Conditions of the Offer....................................................................................   22
8.   Price Range of Common Stock Underlying the Options.........................................................   24
9.   Source and Amount of Consideration; Terms of New Option Grants.............................................   25
10.  New Option Grants Will Differ from Eligible and Required Option Grants.....................................   31
11.  Information Concerning Crossroads..........................................................................   32
12.  Interests of Directors and Officers; Transactions and Arrangements Concerning the Option Grants............   34
13.  Status of Option Grants Acquired by Us in the Offer; Accounting Consequences of the Offer..................   35
14.  Legal Matters; Regulatory Approvals........................................................................   36
15.  Material U.S. Federal Income Tax Consequences..............................................................   36
16.  Extension of Offer; Termination; Amendment.................................................................   38
17.  Fees and Expenses..........................................................................................   39
18.  Additional Information.....................................................................................   39
19.  Miscellaneous..............................................................................................   40

Schedule I     Information Concerning the Directors and Executive Officers of Crossroads Systems, Inc.

                           INDEX TO SUMMARY TERM SHEET

1.   Why is Crossroads making the Offer?..........................................................................1
2.   What securities is Crossroads offering to exchange?..........................................................1
3.   What is the difference between an Eligible Option Grant and a Required Option Grant?.........................1
4.   Who is eligible to participate in the Offer?.................................................................2
5.   May I exchange either vested or unvested option grants?......................................................2
6.   With respect to each of my Eligible Option Grants, do I have to return for exchange the entire option grant or may I decide to return for exchange only a portion of the option grant?......................2
7.   May I tender option grants that I have already exercised?....................................................2
8.   How many New Option Grants will I receive in exchange for my returned option grants?.........................3
9.   Will my New Option Grants be for a fewer number of shares than are subject to the option grants I exchange pursuant to the Offer?..............................................................................3
10.  What happens if I do not accept the Offer?...................................................................4
11.  What are the conditions to the Offer?........................................................................4
12.  Must I remain an employee of Crossroads to get New Option Grants?............................................4
13.  What if I participate in the Offer but I am not an employee or non-employee board member of
     Crossroads when the New Option Grants are granted?...........................................................4
14.  What happens if I am an eligible employee on January 13, 2003, I accept and participate in the
     Offer, but am not an eligible employee on the Expiration Date of the Offer?..................................4
15.  What happens if after the Expiration Date of the Offer I leave Crossroads or am terminated as an employee?....................................................................................................5
16.  Will my employment, job status, title or future opportunities be impacted by my decision to accept or not accept this Offer?....................................................................................5
17.  How does a leave of absence impact this Offer?...............................................................5
18.  When will I receive my New Option Grants?....................................................................6
19.  Why doesn't Crossroads grant the New Option Grants immediately after the Expiration Date of the
     Offer?.......................................................................................................6
20.  What will be the exercise price of the New Option Grants?....................................................6
21.  When will the New Option Grants vest?........................................................................6
22.  Does the vesting schedule change for option grants I do not exchange?........................................7
23.  Will the New Option Grants be different from my Eligible Option Grants and my Required Option
     Grants?......................................................................................................7
24.  If I exchange option grants in the Offer, will I be eligible to receive additional promotion or other option grants before I receive my New Option Grants?...................................................7
25.  If I am a non-exempt employee and I accept the Offer, will I have to wait longer to exercise my New
     Option Grants than I would for the option grants I exchange?.................................................8
26.  What happens if Crossroads is acquired by another company?...................................................8
27.  Is Crossroads still restructuring and, if so, how will that impact my decision to participate in the Offer?...................................................................................................9
28.  Will I have to pay taxes if I exchange my option grants in the Offer?........................................9
29.  Will my New Option Grants be incentive stock options or non-statutory stock options?.........................9
30.  If I have incentive stock options, what happens if I elect not to exchange them in this Offer?..............10
31.  When does the Offer expire? Can the Offer be extended, and if so, how will I be notified if it is extended?...................................................................................................10
32.  How do I exchange my option grants?.........................................................................10
33.  Didn't Crossroads say that it couldn't reprice options?.....................................................11
34.  During what period of time may I withdraw previously returned option grants?................................11
35.  What does Crossroads think of the Offer?....................................................................11
36.  What are some of the key dates to remember?.................................................................11
37.  What would be the effect on my option grants of a reverse stock split of Crossroads common stock?...........12
38.  Who can I talk to if I have questions about the Offer?......................................................12

                               SUMMARY TERM SHEET

          The following are answers to some of the questions that you may have about the Offer. We urge you to carefully read the remainder of the Offer to Exchange and the accompanying Letter of Transmittal because the information in this summary and in the introductory pages preceding this summary is not complete and may not contain all of the information that is important to you. Additional important information is contained in the remainder of the Offer to Exchange and the Letter of Transmittal. We have included page references to the relevant sections of the Offer to Exchange where you can find a more complete description of the topics in this summary.

          Explanations of the following key terms may be found in the referenced question located on the referenced page number:

          Eligible Option Grant: See Question 2 on Page 1

          Required Option Grant: See Question 2 on Page 1

          Grant Date of the New Option Grants: See Question 18 on Page 6

          Incentive Stock Option: See Question 29 on Page 9

          Non-Statutory Option: See Question 29 on Page 9

          New Option Grant: See Questions 20 and 21 beginning on Page 6

1.        WHY IS CROSSROADS MAKING THE OFFER?

          Many of our outstanding option grants, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our common stock. For this reason, we believe these high-priced option grants do not effectively provide the incentives that assist us in retaining and motivating our employees, and are unlikely to be exercised in the foreseeable future. By making the offer to exchange outstanding option grants for New Option Grants that will have an exercise price equal to the market value of our common stock on the grant date, we intend to provide our employees with the benefit of holding option grants that over time may have a greater potential to increase in value, and thereby create better incentives for our employees to remain with us and contribute to the attainment of our business and financial objectives and the creation of value for all of our stockholders. (Page 15)

2.        WHAT SECURITIES IS CROSSROADS OFFERING TO EXCHANGE?

          We are offering to exchange your Eligible Option Grants and Required Option Grants, if any, for New Option Grants. Eligible Option Grants are all stock option grants, which are held by current employees (excluding those who have received a written notification of their termination before the Expiration Date of the Offer) and non-employee members of our board of directors. Required Option Grants are all option grants, including Eligible Option Grants, granted to you by us on or after July 12, 2002. If you elect to exchange any of your Eligible Option Grants, you must also exchange all of your Required Option Grants, and, by returning for exchange any of your Eligible Option Grants, you will automatically be deemed to have returned all of your Required Option Grants for exchange and cancellation. (Page 13)

3. WHAT IS THE DIFFERENCE BETWEEN AN ELIGIBLE OPTION GRANT AND A REQUIRED OPTION GRANT?

          An Eligible Option Grant is any option grant outstanding under either Plan. A Required Option Grant is any option grant, including Eligible Option Grants, granted to you by Crossroads on or after July 12, 2002. If you choose to return for exchange any of your Eligible Option Grants, then you must also return for exchange all of your Required Option Grants. By returning for exchange any Eligible Option Grant, you will automatically be deemed to have returned all of your Required Option Grants for exchange and cancellation. (Page
13)

4.       WHO IS ELIGIBLE TO PARTICIPATE IN THE OFFER?

         All current employees of Crossroads and its subsidiaries (excluding those who have received a written notification of their termination prior to the Expiration Date of the Offer), including our executive officers and non-employee members of our board of directors, are eligible to participate in the Offer to the extent they hold outstanding Eligible Option Grants. If you are currently on a "personal" leave of absence or a medical, maternity, worker's compensation, military or other statutorily protected leave of absence, you are also eligible to participate in the Offer, even if you do not return to active status before the Expiration Date of the Offer. However, if you are on a leave of absence for any other reason and do not return to active status before the Expiration Date of the Offer, or if you resign or receive a notice of termination at any time before the Expiration Date of the Offer, you are not eligible to participate in the Offer. (Page 13)

5.        MAY I EXCHANGE EITHER VESTED OR UNVESTED OPTION GRANTS?

          Yes. You may return for exchange any or all of your Eligible Option Grants, whether or not they are vested. But if you choose to accept the Offer with respect to any portion of any Eligible Option Grant, then you must return the entire Eligible Option Grant, whether vested or unvested. Moreover, if you choose to accept the Offer with respect to any of your Eligible Option Grants, you must also exchange all of your Required Option Grants, whether or not they have vested.

6. WITH RESPECT TO EACH OF MY ELIGIBLE OPTION GRANTS, DO I HAVE TO RETURN FOR EXCHANGE THE ENTIRE OPTION GRANT OR MAY I DECIDE TO RETURN FOR EXCHANGE ONLY A PORTION OF THE OPTION GRANT?

          You may choose to return for exchange one Eligible Option Grant in its entirety and not return for exchange another. However, you may not return for exchange less than all of a particular outstanding option grant.

          For example, if you have received two separate Eligible Option Grants, in each case granted before July 12, 2002, you may choose to return for exchange neither option grant, both option grants or one option grant. However, if you wish to exchange a particular option grant, you may not return for exchange anything less than that entire option grant to the extent outstanding. If you have exercised an option grant in part, the option grant is outstanding only to the extent of the unexercised portion of the option grant.

          If you were granted an Eligible Option Grant that was divided into an incentive stock option and a non-statutory option (sometimes referred to as a "non-qualified stock option" or "non-statutory stock option") because of the rules limiting the amount of incentive stock options you could receive, we treat these as single option grants and, accordingly, you may only choose to exchange both option grants or neither one.

          The Offer is entirely voluntary and you are not required to participate. However, if you choose to return any Eligible Option Grant for exchange, you must return all of your Required Option Grants for exchange, if any. By returning for exchange any Eligible Option Grant, you will automatically be deemed to have returned all of your Required Option Grants for exchange and cancellation. (Page 21)

7.        MAY I TENDER OPTION GRANTS THAT I HAVE ALREADY EXERCISED?

          No. The Offer only pertains to outstanding option grants, and does not apply in any way to shares purchased, whether upon the exercise of option grants or otherwise, whether or not you have vested in those shares. If you have exercised an option grant in its entirety, that option grant is no longer outstanding and is therefore not subject to the Offer. If you have exercised an option grant in part, the remaining unexercised portion of that option grant is outstanding and may be tendered for exchange pursuant to the Offer. Option grants for which you have properly submitted an exercise notice prior to the

Expiration Date of the Offer will be considered exercised to that extent, whether or not you have received confirmation of exercise for the shares purchased.

8. HOW MANY NEW OPTION GRANTS WILL I RECEIVE IN EXCHANGE FOR MY RETURNED OPTION GRANTS?

          The number of shares that will be subject to each New Option Grant will be less than the number of shares subject to the applicable returned Eligible Option Grant or Required Option Grant. The ratio by which you can determine the actual number of shares that will be subject to any New Option Grant is set forth in the table below:

Option Exercise Price     $3.99 or less  $4.00 to      $50.00 or more
(per share):                             $49.99
------------------------- -------------- ------------- ------------------
Ratio of New Option       1-for-3        1-for-4       1-for-5
Grant share per
exchanged option grant
shares:


          As stated in the table above:

     o If the exercise price per share of a returned option grant is $3.99 or less, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 3. For example, if your returned option grant with an exercise price of $3.99 or less is for 300 shares, your New Option Grant will be for 100 shares.

     o If the exercise price per share of a returned option is at least $4.00 but not more than $49.99, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 4. For example, if your returned option grant with an exercise price of at least $4.00 but less than $50.00 is for 300 shares, your New Option Grant will be for 75 shares.

     o If the exercise price per share of your returned option is $50.00 or more, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 5. For example, if your returned option grant with an exercise price of $50.00 or more is for 300 shares, your New Option Grant will be for 60 shares.

In the event of any fractional share resulting from application of these ratios, the number of shares that will be subject to each New Option Grant will be rounded up to the nearest whole share. The number of shares subject to each New Option Grant will be proportionately adjusted for any stock splits, stock dividends and recapitalizations with respect to shares of our common stock occurring prior to the Grant Date of the New Option Grants.

          Any New Option Grant will only be exercisable in accordance with the vesting schedule for New Option Grants described in the Offer to Exchange. (Page
14)

9. WILL MY NEW OPTION GRANTS BE FOR A FEWER NUMBER OF SHARES THAN ARE SUBJECT TO THE OPTION GRANTS I EXCHANGE PURSUANT TO THE OFFER?

          Yes. All New Option Grants issued in exchange will be for fewer shares than your returned option. The ratio by which you can determine the actual number of shares that will be subject to any New Option Grant is set forth in tabular format in the answer to Question 8 above.

10.       WHAT HAPPENS IF I DO NOT ACCEPT THE OFFER?

          Nothing. All Eligible Option Grants that you choose not to return for exchange, or that we do not accept for exchange and cancellation, will remain outstanding, and you will continue to hold such option grants in accordance with their terms. (Page 16)

11.       WHAT ARE THE CONDITIONS TO THE OFFER?

          The Offer is subject to a number of conditions relating to both Crossroads and to the economy and political events in general which are described in Section 7 of this Offer to Exchange. The Offer is not conditioned upon a minimum number of option grants being tendered or any minimum number of participating option holders. (Page 22)

12.       MUST I REMAIN AN EMPLOYEE OF CROSSROADS TO GET NEW OPTION GRANTS?

          Yes. To receive a New Option Grant, you must remain an employee (or non-employee board member) of Crossroads or one of our subsidiaries continuously through the date we issue the New Option Grants. As discussed below, the New Option Grants will be issued on or promptly after the first trading day that is at least six months and one day after the Expiration Date.

          IF YOU DO NOT REMAIN AN EMPLOYEE (OR NON-EMPLOYEE BOARD MEMBER) OF CROSSROADS OR ONE OF OUR SUBSIDIARIES CONTINUOUSLY FROM THE DATE YOU RETURN YOUR OPTION GRANTS FOR EXCHANGE THROUGH THE DATE YOUR NEW OPTION GRANTS ARE ISSUABLE, YOU WILL NOT RECEIVE ANY NEW OPTION GRANTS OR ANY OTHER PAYMENT OR CONSIDERATION IN EXCHANGE FOR YOUR RETURNED OPTION GRANTS THAT HAVE BEEN ACCEPTED FOR EXCHANGE AND CANCELLED. THIS RULE APPLIES REGARDLESS OF THE REASON YOUR EMPLOYMENT (OR BOARD SERVICE) MAY BE TERMINATED AND WHETHER AS A RESULT OF VOLUNTARY RESIGNATION OR INVOLUNTARY TERMINATION, INCLUDING TERMINATION BY REDUCTION IN FORCE, DEATH OR DISABILITY. (PAGE 13)

13. WHAT IF I PARTICIPATE IN THE OFFER BUT I AM NOT AN EMPLOYEE OR NON-EMPLOYEE BOARD MEMBER OF CROSSROADS WHEN THE NEW OPTION GRANTS ARE GRANTED?

          IF YOU ARE NOT AN EMPLOYEE OF CROSSROADS OR ONE OF OUR SUBSIDIARIES OR A NON-EMPLOYEE BOARD MEMBER OF CROSSROADS CONTINUOUSLY FROM THE DATE YOU RETURN YOUR OPTION GRANTS FOR EXCHANGE THROUGH THE DATE WHEN NEW OPTION GRANTS TO WHICH YOU WOULD OTHERWISE HAVE BEEN ENTITLED ARE GRANTED, YOU WILL NOT BE GRANTED ANY NEW OPTION GRANTS AND ALL RETURNED OPTION GRANTS WILL HAVE BEEN CANCELLED. This will be the case even though one or more of your Eligible Option Grants or Required Option Grants may currently be fully or partially vested. If you do not accept the Offer, when your employment (or board service) with us ends, you generally will be able to exercise your option grants, if any, during the limited period specified in your option documents, to the extent those option grants are vested on the day your employment (or board service) ends. But, if you accept the Offer, your returned option grants will be cancelled immediately following the Expiration Date, and you will not be eligible to receive New Option Grants, if you are not employed by us or remain a member of our board of directors, as applicable, continuously from the date you exchange your Eligible Option Grants and Required Option Grants through the grant date of the New Option Grants. (Page 13)

14. WHAT HAPPENS IF I AM AN ELIGIBLE EMPLOYEE ON JANUARY 13, 2003, I ACCEPT AND PARTICIPATE IN THE OFFER, BUT AM NOT AN ELIGIBLE EMPLOYEE ON THE EXPIRATION DATE OF THE OFFER?

          If you return one or more of your Eligible Option Grants or Required Option Grants on or prior to the Expiration Date of the Offer and:

     o you resign or your employment or service with Crossroads or one of its subsidiaries terminates;

     o you receive from Crossroads or its employing subsidiary written notice of such termination; or

     o you begin a leave of absence (for a reason other than a personal leave of absence or a medical, maternity, worker's compensation, military or other statutorily protected reasons), then none of your Eligible Option Grants or Required Options will be exchanged and your Eligible Option Grants or Required Options will continue on their current terms. Acceptance of the Offer does not confer upon you the right to remain employed by Crossroads or any of its subsidiaries.

          If your employment with us terminates for any reason prior to the Expiration Date of the Offer (currently anticipated to occur on February 10, 2003), your returned option grants will automatically be withdrawn and will be returned to you, and you may exercise those option grants in accordance with their terms to the extent you are vested in them as of your termination date. If your returned option grants are automatically withdrawn and returned to you, you will not receive any New Option Grants.

15. WHAT HAPPENS IF AFTER THE EXPIRATION DATE OF THE OFFER I LEAVE CROSSROADS OR AM TERMINATED AS AN EMPLOYEE?

          The result depends on when the termination occurs:

     o If your employment with us terminates for any reason after your returned option grants are accepted for exchange and cancelled but prior to the grant date of the New Option Grants, you will not be entitled to receive a New Option Grant or to have your cancelled option grants returned or to receive any payment for your cancelled option grants. You will lose the option grants that were returned for exchange. You will only be entitled to receive a New Option Grant if you remain continuously employed by us through and including the date of grant of the New Option Grant.

     o If your employment terminates after the date of grant of the New Option Grants, you will only be able to exercise the New Option Grants to the extent they are vested and exercisable at the time of your termination, and you will only have the limited time period specified in the option agreement following your termination in which to exercise the vested portion of your New Option Grants.

          In either case, once your returned option grants have been accepted for exchange and cancelled at the expiration of the Offer, you will have no rights with respect to those option grants, and they will not be reissued or returned to you for any reason.

          THIS OFFER DOES NOT CHANGE THE NATURE OF YOUR EMPLOYMENT WITH US, AND DOES NOT CREATE ANY OBLIGATION ON CROSSROADS TO CONTINUE YOUR EMPLOYMENT FOR ANY PERIOD. UNITED STATES EMPLOYEES ARE GENERALLY CONSIDERED TO BE "AT WILL" EMPLOYEES. EMPLOYMENT OF "AT WILL" EMPLOYEES MAY BE TERMINATED BY US OR BY THE EMPLOYEE AT ANY TIME, INCLUDING PRIOR TO THE GRANT DATE OR VESTING OF THE NEW OPTION GRANTS, FOR ANY REASON, WITH OR WITHOUT CAUSE.

16. WILL MY EMPLOYMENT, JOB STATUS, TITLE OR FUTURE OPPORTUNITIES BE IMPACTED BY MY DECISION TO ACCEPT OR NOT ACCEPT THIS OFFER?

          No. This program is voluntary and your decision to participate will not impact your employment, job status, title or future opportunities at Crossroads. In addition, if you choose not to accept the offer to exchange your option grants, your opportunities for future stock option grants will not be impacted.

17.       HOW DOES A LEAVE OF ABSENCE IMPACT THIS OFFER?

          A leave of absence will not have any impact on the number of shares you may purchase under any New Option Grant or the date of grant of any New Option Grant. However, like our other option grants, vesting under the New Option Grants will be suspended for unpaid leave in accordance with our employment policies in effect at the applicable time. If you return to work prior to the grant date of the New Option Grants, you will receive credit towards your vesting under the New Option Grants for the time between your return to work and the grant date of the New Option Grants. If you are on leave when the New Option Grants are granted, you will be granted your New Option Grants at that time, but vesting, including the vesting of 25% of the shares of common stock under the New Option Grant which would typically take place on the date of grant of the New Option Grant, will be suspended in accordance with our employment policies in effect from time to time. If a New Option Grant expires before you vest in full because vesting was suspended while you were on leave, any unvested portion will be cancelled. Please contact Kathy Blair at (512) 349-0300 (kblair@crossroads.com) if you have additional questions regarding our employment policies with respect to option vesting and leaves of absence, which policies may vary as required by law.

18.       WHEN WILL I RECEIVE MY NEW OPTION GRANTS?

          We will grant the New Option Grants on or promptly after the first trading day that is at least six months and one day after the Expiration Date of the Offer. If we accept for exchange and cancel returned options on February 10, 2003, which is the scheduled Expiration Date of the Offer, the grant date of the New Option Grants will be on or promptly after August 12, 2003. (Page 18)

19. WHY DOESN'T CROSSROADS GRANT THE NEW OPTION GRANTS IMMEDIATELY AFTER THE EXPIRATION DATE OF THE OFFER?

          If we were to grant the New Option Grants to option holders participating in the Offer on any date that is earlier than six months and one day after the date we cancel the option grants accepted for exchange, we would be required for financial accounting purposes to record a variable compensation expense against our earnings. By deferring the grant of the New Option Grants for at least six months and one day, under current generally accepted accounting principles, we will not have to record such a compensation expense with respect to those option grants.

20.       WHAT WILL BE THE EXERCISE PRICE OF THE NEW OPTION GRANTS?

          The exercise price per share of the New Option Grants will be equal to the closing sale price of our common stock on the Nasdaq National Market (or such other market on which the shares are principally traded or quoted) on the date we grant the New Option Grants. Accordingly, we cannot predict the exercise price of the New Option Grants. The closing sale price per share of our common stock on the Nasdaq National Market on January 10, 2003 was $1.23. BECAUSE WE WILL NOT GRANT NEW OPTION GRANTS UNTIL ON OR PROMPTLY AFTER THE FIRST TRADING DAY THAT IS AT LEAST SIX MONTHS AND ONE DAY AFTER THE EXPIRATION DATE OF THE OFFER, THE NEW OPTION GRANTS MAY HAVE A HIGHER EXERCISE PRICE THAN SOME OR ALL OF YOUR RETURNED OPTION GRANTS. WE MAKE NO COMMENT OR PREDICTION ON WHAT THE PRICE OF OUR COMMON STOCK WILL BE IN THE FUTURE. IN ADDITION, AFTER THE GRANT OF THE NEW OPTION GRANTS, OUR COMMON STOCK MAY TRADE AT A PRICE BELOW THE EXERCISE PRICE PER SHARE OF THOSE OPTION GRANTS. DEPENDING ON THE EXERCISE PRICE OF YOUR RETURNED OPTION GRANTS AND OTHER FACTORS, INCLUDING THE FACT THAT ANY RETURNED OPTION GRANT WILL BE EXCHANGEABLE FOR A NEW OPTION GRANT COVERING FEWER SHARES THAN THE RETURNED OPTION GRANT, THE NEW OPTION GRANTS MAY BE LESS VALUABLE THAN THE OPTIONS YOU ARE RETURNING FOR EXCHANGE. WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO PARTICIPATE IN THE OFFER AND EXCHANGE ANY OF YOUR OPTION GRANTS. AT THE SAME TIME, YOU SHOULD CONSIDER THAT THE CURRENT MARKET PRICE OF OUR COMMON STOCK MAY PROVIDE LITTLE OR NO BASIS FOR PREDICTING WHAT THE MARKET PRICE OF OUR COMMON STOCK WILL BE ON THE GRANT DATE OF THE NEW OPTION GRANTS OR AT ANY TIME IN THE FUTURE. WE ALSO RECOMMEND THAT YOU CAREFULLY REVIEW THE RISK FACTORS SET FORTH IN SECTION 19 OF THE OFFER TO EXCHANGE BELOW AND MORE FULLY IN PAGES 28-37 OF OUR QUARTERLY REPORT ON FORM 10-Q FOR THE FISCAL QUARTER ENDED JULY 31, 2002 WHICH MAY BE OBTAINED AS SET FORTH IN SECTION 18 OF THE OFFER TO EXCHANGE BELOW. (Page 13)

21.       WHEN WILL THE NEW OPTION GRANTS VEST?

          Each New Option Grant issued in exchange will vest in accordance with the following schedule:

     o twenty-five percent (25%) of the option shares shall be deemed vested as of the date that such New Option Grant is granted, and

     o the remaining option shares shall vest in a series of equal monthly installments over the next 36 months of service until fully vested after three years from the date that such New Option Grant is granted.

          For example, if the New Option Grants are granted on August 12, 2003, twenty-five (25%) of the shares subject to the New Option Grant will be deemed vested as of August 12, 2003, and the remaining seventy-five percent (75%) of the option shares subject to the New Option Grant will vest in equal monthly installments over the 36 months of service following August 12, 2003.

          The outstanding Eligible Option Grants and Required Option Grants vest in accordance with various vesting schedules over a period of years of service. You should check your option grant documentation to determine the vesting schedule applicable to your outstanding option grants. Accordingly, each New Option Grant may have a more or less favorable vesting schedule than the Eligible Option Grant or Required Option Grant that it replaces.

22.       DOES THE VESTING SCHEDULE CHANGE FOR OPTION GRANTS I DO NOT EXCHANGE?

          No. If you do not elect (and are not required) to exchange an option grant, that option grant will continue to vest under the vesting schedule of such stock option grant on the terms then in effect. (Page 16)

23. WILL THE NEW OPTION GRANTS BE DIFFERENT FROM MY ELIGIBLE OPTION GRANTS AND MY REQUIRED OPTION GRANTS?

          Option grants issued under our 1996 Plan may include certain features, such as early exercisability and accelerated vesting under certain circumstances, which may not be included in the terms of your New Option Grants. To the extent Eligible Option Grants and Required Option Grants were granted by Crossroads under our 1999 Plan, the New Option Grants issued in exchange for those option grants will have substantially the same terms and conditions as those option grants, except that the New Option Grants will have a new exercise price, a new vesting schedule and a new ten-year maximum term. Additionally, the number of shares subject to the New Option Grant issued in exchange will be less than the number of shares subject to the cancelled option grant. However, to the extent your Eligible Option Grants and your Required Option Grants were subject to any special acceleration provisions in any employment agreement or severance benefit plan between you and Crossroads, your New Option Grants will remain subject to the provisions of such other agreement.

24. IF I EXCHANGE OPTION GRANTS IN THE OFFER, WILL I BE ELIGIBLE TO RECEIVE ADDITIONAL PROMOTION OR OTHER OPTION GRANTS BEFORE I RECEIVE MY NEW OPTION GRANTS?

          No. Unfortunately, if we were to grant you any option grant sooner than six months and one day after canceling your returned option grants, we would be required for financial accounting purposes to record a variable compensation expense against our earnings. Accordingly, if we accept for exchange any of the option grants you return pursuant to the Offer, you will not be granted any other option grants, including without limitation any discretionary option grants that may be approved for you as part of a promotion adjustment, until the grant date for your New Option Grants. Thus, any discretionary grant that may be approved for you would be delayed until the grant date for your New Option Grants and would have an exercise price equal to the market price of our common stock on the date of grant. By deferring the grant of all option grants to those option holders whose option grants we accept for exchange and cancellation, based on current generally accepted accounting principles, we will not have to record a compensation expense with respect to those option grants. (Page 19)

          On the other hand, if you do not return for exchange any of your Eligible Option Grants in the Offer, you may receive discretionary option grants prior to the date that New Option Grants are granted to others (and any such options granted to you would have an exercise price equal to the last reported closing price on the date they are granted). As a result, participation in the Offer may affect the date, price and vesting of any promotional or other discretionary grants that may be approved for you in the future.

25. IF I AM A NON-EXEMPT EMPLOYEE AND I ACCEPT THE OFFER, WILL I HAVE TO WAIT LONGER TO EXERCISE MY NEW OPTION GRANTS THAN I WOULD FOR THE OPTION GRANTS I EXCHANGE?

         Maybe. If you are a non-exempt employee under the federal wage laws, then, based upon labor law requirements, it is possible that New Option Grants issued to you, whether vested or unvested, will not become exercisable until six months after the New Option Grant date. In the event that we determine that they are not exercisable until six months after the grant date of the New Option Grants, upon the expiration of such six-month period, each of your New Option Grants will be vested and exercisable for the same number of shares for which such New Option Grant would have been vested and exercisable had it been immediately exercisable on the grant date of the New Option Grants assuming you had remained in continuous service to Crossroads.

26.      WHAT HAPPENS IF CROSSROADS IS ACQUIRED BY ANOTHER COMPANY?

         The consequence and effect of a merger or acquisition of Crossroads will differ depending on the timing and form of the transaction:

     o If we are acquired by another company before the expiration of the Offer, you may withdraw your returned option grants and exercise them in accordance with the terms of the applicable Plan and option agreement.

     o If we are acquired and become a subsidiary of the acquiring company after your returned option grants are accepted for exchange and cancelled but before the New Option Grants are granted, our obligations in connection with the Offer would not be automatically assumed by the acquiring company. Whether or not the obligation to grant the New Option Grants is assumed would depend on the terms of the acquisition agreement. While we would seek to make provision in the acquisition agreement for the granting of the New Option Grants to tendering option holders, we cannot guarantee what, if any, provision would be made. AS A RESULT, WE CANNOT GUARANTEE THAT ANY NEW OPTION GRANTS WOULD BE GRANTED BY THE ACQUIROR IN THE EVENT OF SUCH AN ACQUISITION. THEREFORE, IT IS POSSIBLE THAT YOU COULD GIVE UP YOUR ELIGIBLE OPTION GRANTS AND REQUIRED OPTION GRANTS AND NOT RECEIVE ANY NEW OPTION GRANTS FROM THE ACQUIRING CORPORATION.

     o If we are acquired by another company after the grant of the New Option Grants, those options may be assumed by the acquiring company, in which event they would continue to vest in accordance with the vesting schedule in effect for them prior to the acquisition. If the New Option Grants are not assumed or replaced with a cash incentive program preserving the spread on those options at the time of the merger or acquisition, those options would vest on an accelerated basis and become exercisable for all of the option shares outstanding immediately prior to the acquisition, and then if the options are not exercised prior to the acquisition, they would terminate. (Page 20)

          Also, please note that in the event we are acquired after the grant date of the New Option Grants, all unvested shares under the New Option Grants would fully vest unless the New Option Grants are assumed by the acquiring company or they are replaced with a cash incentive program which preserves the spread existing at the time we are acquired.

27. IS CROSSROADS STILL RESTRUCTURING AND, IF SO, HOW WILL THAT IMPACT MY DECISION TO PARTICIPATE IN THE OFFER?

          Crossroads has been restructuring and may continue to engage in restructuring efforts in the future. The restructuring efforts are directed at reducing our costs and have resulted in employee layoffs and may result in additional employee layoffs in the future. Any such termination of employment may occur prior to the expiration date of the Offer, after the expiration date of the Offer but prior to the grant date of the New Option Grants, or after the grant date of the New Option Grants.

          The impact of the termination of your employment with Crossroads on your Eligible Option Grants or New Option Grants is dependent on the date of your termination. If your employment with us terminates for any reason after your returned option grants are accepted for exchange and cancelled but prior to the grant date of the New Option Grants, you will not be entitled to receive a New Option Grant or to have your cancelled options returned or to receive any payment for your cancelled options. You will lose the options that were returned for exchange. You will only be entitled to receive a New Option Grant if you remain continuously employed by us through and including the date of grant of the New Option Grant.

          If your employment terminates after the grant date of the New Option Grants, you will only be able to exercise the New Option Grants to the extent they are vested and exercisable at the time of your termination, and you will only have the limited time period specified in the option agreement following your termination in which to exercise the vested portion of your New Option Grants.

          Once your returned options have been accepted for exchange and cancelled at the expiration of the Offer, you will have no rights with respect to those option grants, and they will not be reissued or returned to you for any reason.

          THIS OFFER DOES NOT CHANGE THE NATURE OF YOUR EMPLOYMENT WITH US, AND DOES NOT CREATE ANY OBLIGATION ON CROSSROADS TO CONTINUE YOUR EMPLOYMENT FOR ANY PERIOD. UNITED STATES EMPLOYEES ARE GENERALLY CONSIDERED TO BE "AT WILL" EMPLOYEES. EMPLOYMENT OF "AT WILL" EMPLOYEES MAY BE TERMINATED BY US OR BY THE EMPLOYEE AT ANY TIME, INCLUDING PRIOR TO THE GRANT DATE OR VESTING OF THE NEW OPTION GRANTS, FOR ANY REASON, WITH OR WITHOUT CAUSE. (PAGE 20)

28.       WILL I HAVE TO PAY TAXES IF I EXCHANGE MY OPTION GRANTS IN THE OFFER?

          If you exchange any options pursuant to the Offer, you will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the return for exchange or upon our acceptance and cancellation of any Eligible Option Grant or Required Option Grant. In addition, the grant of the New Option Grants is not a taxable event under current U.S. law, and you will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of grant.

          All option holders, including those subject to taxation in a foreign jurisdiction, whether by reason of their nationality, residence or otherwise, should consult with their own personal tax advisors as to the tax consequences of their participation in the Offer. Tax consequences may vary depending on each individual participant's circumstances. (Page 36)

29. WILL MY NEW OPTION GRANTS BE INCENTIVE STOCK OPTIONS OR NON-STATUTORY STOCK OPTIONS?

          The New Option Grants will be designed to qualify as incentive stock options under the U.S. federal tax laws, to the maximum extent permissible. For regular U.S. federal income tax purposes, an individual does not recognize any taxable income at the time an incentive stock option is granted or exercised. For alternative minimum tax purposes under U.S. federal income tax laws, the optionee will recognize alternative minimum taxable income at the time the incentive stock option is exercised, and that alternative minimum taxable income will be equal to the amount by which the fair market value of the shares purchased under the incentive stock option on the exercise date exceeds the exercise price paid for those shares.

          Because of the statutory $100,000 limitation on the initial exercisability of incentive stock options per calendar year, it is possible that a portion of the New Option Grants granted in exchange for your tendered option grants will be non-statutory or "non-qualified" options under U.S. federal tax laws. An individual does not recognize any taxable income when a non-statutory option is granted. When those non-statutory options are subsequently exercised, you would recognize ordinary taxable income equal to the excess of (i) the fair market value of the purchased shares at the time of exercise over (ii) the exercise price paid for those shares, and you must satisfy the applicable withholding taxes with respect to such income. (Page 30)

30. IF I HAVE INCENTIVE STOCK OPTIONS, WHAT HAPPENS IF I ELECT NOT TO EXCHANGE THEM IN THIS OFFER?

          You will not be subject to current income tax if you do not elect to exchange your Eligible Option Grants for New Option Grants.

          We do not believe that the Offer will change any of the terms of your eligible incentive stock options if you do not accept the Offer. However, the IRS may characterize the Offer as a "modification" of those incentive stock options, even if you decline the Offer. A successful assertion by the IRS that the options are modified could extend the options' holding period to qualify for favorable tax treatment and cause a portion of your incentive stock options to be treated as non-statutory stock options.

          If you choose not to exchange your Eligible Option Grants, we recommend that you consult with your own tax advisor to determine the tax consequences of the sale of the common stock that you will receive when you exercise those options. (Page 36)

31. WHEN DOES THE OFFER EXPIRE? CAN THE OFFER BE EXTENDED, AND IF SO, HOW WILL I BE NOTIFIED IF IT IS EXTENDED?

          The Offer expires on February 10, 2003, at 11:59 p.m., Central Time, unless it is extended by us.

          Although we do not currently intend to do so, we may, in our discretion extend the Offer at any time. If the Offer is extended, we will make a public announcement of the extension no later than 9:00 a.m., Central Time, on the next business day following the previously scheduled expiration of the Offer period. (Page 37)

32.       HOW DO I EXCHANGE MY OPTION GRANTS?

          If you decide to exchange your option grants, you must:

     o Properly complete the Letter of Transmittal, in the form that we will provide, by indicating the particular options you are exchanging, including the Required Option Grants. You must complete and sign the Letter of Transmittal manually.

     o Deliver, before 11:59 p.m., Central Time, on February 10, 2003, or, if the Offer is extended, before the expiration of the extended Offer, a properly completed and duly signed Letter of Transmittal to Crossroads Systems, Inc., 8300 North MoPac Expressway, Austin, Texas 78759,
          Attn.: Human Resources. You may also fax the Letter of Transmittal to
          (512) 928-7199, Attn: Human Resources. WE WILL NOT ACCEPT DELIVERY OF ANY ELECTION FORM AFTER EXPIRATION OF THE OFFER.

          If we do not receive a properly completed and duly executed Election Form from you prior to the expiration of the Offer, we will not accept any of your options for exchange and you will not be granted any New Option Grants.

          We reserve the right to reject any or all returns of options that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, without limiting the rights we have to extend, terminate or amend the Offer, we intend to accept all properly and timely returned Eligible Option Grants and Required Option Grants that are not validly withdrawn.

          If you exchange any Eligible Option Grant pursuant to the Offer, you will automatically be deemed to have returned all of your Required Option Grants for exchange and cancellation.

33.       DIDN'T CROSSROADS SAY THAT IT COULDN'T REPRICE OPTIONS?

          Traditional re-pricings of options where the surrendered option was immediately replaced with a new option grant or the exercise price of the old option grant was simply reduced require a compensation expense charge to be recorded against the company's earnings. Incurring such an expense charge can depress the company's profitability over an extended period of time. In general, this makes traditional re-pricings impractical. However, an option exchange program that defers the grant of New Option Grants for at least six months and one day after the cancellation of the returned option grants and sets the exercise price of the New Option Grants equal to fair market value on the new date of grant, does not cause the company to record a compensation expense charge with respect to those option grants.

34.       DURING WHAT PERIOD OF TIME MAY I WITHDRAW PREVIOUSLY RETURNED OPTION
          GRANTS?

          You may withdraw your returned options at any time before 11:59 p.m., Central Time, on February 10, 2003. If the Offer is extended by us beyond that time, you may withdraw your returned options at any time until the extended expiration of the Offer. To withdraw your returned options, you must deliver to us a written Notice of Withdrawal, or, a facsimile thereof, with the required information while you still have the right to withdraw the returned option grants. Once you have withdrawn your options, you may re-submit those options for exchange only by submitting another Letter of Transmittal with the required information in accordance with the procedures described in the Offer to Exchange and the Letter of Transmittal prior to the expiration of the Offer. (Page 18)

35.       WHAT DOES CROSSROADS THINK OF THE OFFER?

          Although our board of directors has approved the Offer as an opportunity for you to potentially decrease the exercise price of the option grants you presently hold, neither we nor our board of directors makes any recommendation as to whether you should return for exchange or refrain from returning your option grants for exchange or what the price of our common stock will be in the future. You must make your own decision whether to exchange option grants taking into account your own personal circumstances and preferences. Our executive officers and members of our board of directors are eligible to participate in the Offer. (Page 15)

36.       WHAT ARE SOME OF THE KEY DATES TO REMEMBER?

     o If you choose to accept the Offer as to any of your option grants, options granted before JULY 12, 2002 may at your discretion be exchanged on a grant-by grant basis. Options granted on or after that date must be exchanged if you elect to participate in the Offer.

     o    The commencement date of the Offer is JANUARY 13, 2003.

     o The Offer expires at 11:59 p.m., Central Time, on FEBRUARY 10, 2003 (unless we extend it).

     o The New Option Grants will be granted on or promptly after the first trading day that is at least six months and one day after the Expiration Date of the Offer. If the Expiration Date of the Offer is February 10, 2003, this day would be August 12, 2003.

37. WHAT WOULD BE THE EFFECT ON MY OPTION GRANTS OF A REVERSE STOCK SPLIT OF CROSSROADS COMMON STOCK?

          Crossroads could implement a reverse stock split to increase our stock's trading price, which could happen after you have tendered your option grants but before you have received your New Option Grants. In that event, New Option Grants (as well as any option grants which are not exchanged) would be proportionately adjusted for the reverse stock split. To the extent you return an option grant, the exchange ratios discussed in Question 8 above will be applied prior to any adjustment required by any reverse stock split.

          The following table shows the effect a reverse stock split would have on an Eligible Option Grant to purchase 5,000 shares of our common stock with an exercise price of $5.00 per share in the event that we effect a 1-for-5, 1-for-10, 1-for-15, or 1-for-20 reverse split of our common stock.

REVERSE STOCK SPLIT RATIO                     1-FOR-5            1-FOR-10           1-FOR-15            1-FOR-20
-------------------------------------- ---------------------- --------------- --------------------- ------------------
ORIGINAL OPTION EXERCISE PRICE                 $5.00              $5.00              $5.00                $5.00
(PRIOR TO THE EXCHANGE)

REVISED OPTION EXERCISE PRICE (PRIOR          $25.00              $50.00             $75.00              $100.00
TO THE EXCHANGE)

ORIGINAL OPTION SHARE NUMBER                   5,000              5,000              5,000                5,000

REVISED OPTION SHARE NUMBER                    1,000               500                334                  250
(ASSUMING OPTION IS NOT EXCHANGED IN
THE OFFER)

REVISED NEW OPTION GRANT SHARE                  250                125                 84                  63
NUMBER (ASSUMING OPTION IS EXCHANGED
IN THE OFFER)*

* If the original option grant is exchanged in the Offer for a New Option Grant, the exercise price will be equal to the closing sale price of our common stock as reported on the Nasdaq National Market (or such other market on which our shares are principally traded or quoted) on the date of grant.

38.       WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE OFFER?

          For additional information or assistance, you should contact:

          Kathy Blair, Human Resources
          Crossroads Systems, Inc.
          8300 North MoPac Expressway
          Austin, Texas 78759
          Telephone: (512) 349-0300
          Facsimile: (512) 928-7199

          or you can send your questions via email to kblair@crossroads.com.

          WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY REPRESENTATION OR GIVES YOU ANY INFORMATION DIFFERENT FROM THE REPRESENTATIONS AND INFORMATION CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL, YOU MUST NOT RELY UPON THAT REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US. WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD RETURN FOR EXCHANGE OR REFRAIN FROM RETURNING ANY OF YOUR OPTION GRANTS FOR EXCHANGE PURSUANT TO THE OFFER. IF ANYONE MAKES ANY RECOMMENDATION TO YOU, YOU MUST NOT RELY UPON THAT RECOMMENDATION AS HAVING BEEN AUTHORIZED BY US. YOU SHOULD RELY ONLY ON THE REPRESENTATIONS AND INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU.

                                    THE OFFER

1.        NUMBER OF OPTIONS; EXPIRATION DATE.

          Option Exchange. Upon the terms and subject to the conditions of the Offer, we will exchange, for New Option Grants to purchase common stock under our 1999 Plan, all Eligible Option Grants and Required Option Grants that are properly submitted, in accordance with Section 4, and are not validly withdrawn in accordance with Section 5 before the "Expiration Date," as defined below.

          If you return any of your Eligible Option Grants and your Required Option Grants for exchange and we accept such options for exchange, we will grant you New Option Grants under our 1999 Plan pursuant to a new stock option agreement. The exercise price of the New Option Grants will be equal to the closing sale price of our common stock on the Nasdaq National Market (or such other market on which our shares are principally traded or quoted) on the date of grant. The returned options which we accept for exchange pursuant to the Offer will be cancelled, and you will have no further right or entitlement to purchase shares of our common stock pursuant to those cancelled options.

          Eligible Employees. Eligible employees, for purposes of the Offer, include all current employees and non-employee members of our board of directors (excluding those who have received a written notification of their termination prior to the Expiration Date of the Offer). Such eligible employees and non0-employee board members may accordingly participate in the Offer to the extent they hold outstanding Eligible Option Grants. If you are currently on a personal leave of absence or a medical, maternity, worker's compensation, military or other statutorily protected leave of absence, you are also eligible to participate in the Offer even if you do not return to active status before the Expiration Date of the Offer. However, if you are on a leave of absence for any other reason or if you resign or receive a notice of termination at any time before the Expiration Date of the Offer, you are not eligible to participate in the Offer.

          IF YOU DO NOT REMAIN AN EMPLOYEE OF CROSSROADS OR ONE OF OUR SUBSIDIARIES OR A NON-EMPLOYEE MEMBER OF THE BOARD OF DIRECTORS OF CROSSROADS FROM THE DATE YOU RETURN OPTION GRANTS FOR EXCHANGE THROUGH THE DATE WE GRANT THE NEW OPTION GRANTS, YOU WILL NOT RECEIVE ANY NEW OPTION GRANTS, OR ANY OTHER PAYMENT OR CONSIDERATION, IN EXCHANGE FOR YOUR RETURNED OPTION GRANTS THAT HAVE BEEN ACCEPTED AND CANCELLED, REGARDLESS OF HOW OR WHY YOUR EMPLOYMENT OR BOARD SERVICE, AS APPLICABLE, TERMINATED.

          Eligible Option Grants; Required Option Grants. Eligible Option Grants are all options held by current employees (excluding those who have received a written notification of their termination) and non-employee members of our board of directors that are outstanding under either Plan. Required Option Grants are all options, including Eligible Option Grants, granted to you on or after July 12, 2002 under either Plan.

          If you are an eligible employee or non-employee member of our board of directors who chooses to exchange any Eligible Option Grant pursuant to the Offer, you must also exchange all of your Required Option Grants. By exchanging any Eligible Option Grant pursuant to the Offer, you will automatically be deemed to have returned all of your Required Option Grants for exchange and cancellation.

          Exchange Ratios for New Option Grants. The number of shares that will be subject to each New Option Grant will be less than the number of shares subject to the applicable returned Eligible Option Grant or Required Option Grant. The ratio by which you can determine the actual number of shares that will be subject to any New Option Grant is set forth in the table below:

Option Exercise Price     $3.99 or       $4.00 to      $50.00 or more
(per share):              less           $49.99
------------------------- -------------- ------------- --------------
Ratio of New Option       1-for-3        1-for-4       1-for-5
Grant share per
exchanged option grant
shares:


          As stated in the table above:

     o If the exercise price per share of a returned option grant is $3.99 or less, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 3. For example, if your returned option grant with an exercise price of $3.99 or less is for 300 shares, your New Option Grant will be for 100 shares.

     o If the exercise price per share of a returned option is at least $4.00 but not more than $49.99, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 4. For example, if your returned option grant with an exercise price of at least $4.00 but less than $50.00 is for 300 shares, your New Option Grant will be for 75 shares.

     o If the exercise price per share of your returned option is $50.00 or more, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 5. For example, if your returned option grant with an exercise price of $50.00 or more is for 300 shares, your New Option Grant will be for 60 shares.

In the event of any fractional share resulting from application of these ratios, the number of shares that will be subject to each New Option Grant will be rounded up to the nearest whole share. The number of shares subject to each New Option Grant will be proportionately adjusted for any stock splits, stock dividends and recapitalizations with respect to shares of our common stock occurring prior to the grant date of the New Option Grants.

          Vesting Schedule for New Option Grants. The outstanding Eligible Option Grants and Required Option Grants vest in accordance with various vesting schedules over a period of years of service. You should check your option grant documentation to determine the vesting schedule applicable to your outstanding option grants. Regardless of the vesting provisions of any Eligible Option Grant or Required Option Grant, each New Option Grant issued in exchange will vest in accordance with the following schedule:

     o twenty-five percent (25%) of the option shares shall be deemed vested as of the grant date of the New Option Grant, and

     o the remaining option shares shall vest in a series of equal monthly installments over the next 36 months of service until fully vested after three years from the grant date of the New Option Grant.

          For example, if the New Option Grants are granted on August 12, 2003, twenty-five percent (25%) of the shares subject to the New Option Grant will be deemed vested as of August 12, 2003, an additional seventy-five percent (75%) of the options shares subject to the New Option Grant will vest in equal monthly installments over the 36 months of service following August 12, 2003. Accordingly, each New Option Grant may have a more or less favorable vesting schedule than the Eligible Option Grant or Required Option Grant that it replaces.

          Other Terms and Conditions of New Option Grants. The New Option Grants will have a new ten-year term (subject to earlier termination upon cessation of service), will have a different exercise price and will be exercisable for fewer shares than the exchanged option grants. Option grants issued under the 1996 Plan and certain option grants granted under the 1999 Plan may also include certain features, such as early exercisability, which will not be included in the terms of your New Option Grants. However, to the extent your Eligible Option Grants and your Required Option Grants were subject to any special acceleration provisions in any employment agreement or severance benefit plan between you and Crossroads, your New Option Grants will remain subject to the provisions of such other agreement.

          If you are a non-exempt employee under the federal wage laws, then, based upon labor law requirements, it is possible that New Option Grants issued to you, whether vested or unvested, will not become exercisable until six months after the New Option Grant date. In the event that we determine that they are not exercisable until six months after the grant date of the New Option Grants, upon the expiration of such six-month period, each of your New Option Grants will be vested and exercisable for the same number of shares for which such New Option Grant would have been vested and exercisable had it been immediately exercisable on the grant date of the New Option Grants assuming you had remained in continuous service to Crossroads.

          Additional Information About the Offer. If we decide to take any of the following actions, we will give notice of such action and keep the Offer open for a period of at least ten business days after the date of such notification:

     o we increase or decrease the amount of consideration offered for the returned Eligible Option Grants or Required Option Grants;

     o we decrease the number of option grants eligible to be exchanged in the Offer; or

     o we increase the number of options eligible to be exchanged in the Offer by an amount that exceeds 2% of the shares of common stock issuable upon exercise of the option grants that are subject to the Offer immediately prior to the increase.

          The term "Expiration Date" means 11:59 p.m., Central Time, on February 10, 2003, unless and until we, in our discretion, have extended the period of time during which the Offer will remain open, in which event the term "Expiration Date" refers to the latest time and date at which the Offer, as so extended, expires. See Section 16 for a description of our rights to extend, delay, terminate and amend the Offer, and Section 7 for a description of conditions to the Offer.

          For purposes of the Offer, a "business day" means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Central Time, and a "trading day" means any business day on which a last sale price of our common stock is reported on the Nasdaq National Market (or any other market on which our shares are traded or quoted).

2.        PURPOSE OF THE OFFER.

          We issued the options outstanding under our 1996 Plan and 1999 Plan to provide our employees and our non-employee board members an opportunity to acquire or increase their ownership interest in Crossroads, thereby creating a stronger incentive for them to accept our employment or board offer, to continue their employment with us and to contribute to the attainment of our business and financial objectives and the creation of value for all of our stockholders.

          Many of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our common stock. For this reason, we believe these options may not effectively provide the incentives that assist us in retaining and motivating our employees, and are unlikely to be exercised in the foreseeable future. By making the Offer to exchange outstanding options for New Option Grants that will have an exercise price equal to the market value of our common stock on the grant date, we intend to provide our employees and our non-employee board members with the benefit of owning options that over time may have a greater potential to increase in value and thereby provide them with a more meaningful incentive to remain with us and contribute to the attainment of our business and financial objectives and the creation of value for all of our stockholders.

          We evaluate and explore strategic opportunities as they arise, including business combination transactions, strategic partnerships, capital infusions, and the purchase or sale of assets. At any given time we may be engaged in discussions or negotiations with respect to various corporate transactions. We also grant options in the ordinary course of business to our current and new employees as well as provide them with the opportunity to make periodic purchases of our common stock pursuant to the formula provisions of our Employee Stock Purchase Plan. Subject to the foregoing, and except as otherwise disclosed in the Offer to Exchange or in our filings with the Securities and Exchange Commission (the "SEC"), we presently have no plans or proposals that related to or would result in:

     o an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

     o any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

     o any material change in our present dividend rate or policy, or our indebtedness or capitalization;

     o any change in our present board of directors or management, including a change in the number or term of directors or to fill any existing board vacancies or to change any executive officer's material terms of employment;

     o    any other material change in our corporate structure or business;

     o our common stock's not being authorized for quotation in an automated quotation system operated by a national securities association;

     o our common stock's becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act;

     o the suspension of our obligation to file reports pursuant to Section 15(d) of the Securities Exchange Act;

     o the acquisition by any person of any of our securities or the disposition of any of our securities; or

     o any change in our certificate of incorporation or bylaws, or any actions which may impede the acquisition of control of us by any person.

          NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD RETURN YOUR OPTION GRANTS FOR EXCHANGE, NOR HAVE WE AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU ARE URGED TO EVALUATE CAREFULLY ALL OF THE INFORMATION IN THE OFFER TO EXCHANGE AND TO CONSULT YOUR OWN PERSONAL INVESTMENT, LEGAL AND TAX ADVISORS. YOU MUST MAKE YOUR OWN DECISION WHETHER TO RETURN YOUR OPTION GRANTS FOR EXCHANGE, TAKING INTO ACCOUNT YOUR OWN PERSONAL CIRCUMSTANCES AND PREFERENCES.

3.        STATUS OF ELIGIBLE OPTION GRANTS NOT EXCHANGED.

          All Eligible Option Grants that you do not choose to return for exchange or which we do not accept for exchange and cancel pursuant to the Offer will remain outstanding, and you will continue to hold such options in accordance with their terms.

4.        PROCEDURES FOR EXCHANGING OPTION GRANTS.

          Proper Return of Options Grants. To validly return your option grants for exchange pursuant to the Offer, you must properly complete, duly execute and deliver to us the Letter of Transmittal, or a facsimile thereof, along with any other required documents. We must receive all of the required documents at 8300 North MoPac Expressway, Austin, Texas 78759, Attn: Human Resources (fax: (512) 928-7199) before the Expiration Date. You must complete and sign your Letter of Transmittal manually. If you deliver a Letter of Transmittal and then decide to return additional Eligible Option Grants, you must properly complete, duly execute and deliver to us an additional Letter of Transmittal, or a facsimile thereof, before the Expiration Date. If the Offer is extended by us, you must deliver these documents before the extended Expiration Date of the Offer. We will not accept delivery of any Letter of Transmittal after expiration of the Offer. If we do not receive a properly completed and duly executed Letter of Transmittal from you prior to the expiration of the Offer, we will not accept any of your option grants for exchange and you will not be granted any New Option Grants.

          Except in accordance with the next sentence, a Letter of Transmittal must be executed by the appropriate option holder. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title and proper evidence of authority of such person to act in such capacity must be indicated on the Letter of Transmittal.

          THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING LETTERS OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE ELECTION AND RISK OF THE TENDERING OPTION HOLDER. WE WILL ONLY ACCEPT PAPER DELIVERY, AND THEREFORE DELIVERY BY E-MAIL WILL NOT BE ACCEPTED. IF DELIVERY IS BY REGULAR MAIL, WE RECOMMEND THAT YOU USE CERTIFIED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

          If you return for exchange any Eligible Option Grant pursuant to the Offer, you will automatically be deemed to have returned all of your Required Option Grants for exchange and cancellation. Nevertheless, you must still properly complete the Letter of Transmittal.

          Determination of Validity; Rejection of Option Grants; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine, in our discretion, all questions as to form of documents and the validity, form, eligibility (including time of receipt), and acceptance of any return of option grants, and all questions as to the number of shares subject to Eligible Option Grants or Required Option Grants or to be subject to New Option Grants. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any or all returns of option grants that we determine do not comply with the conditions of the Offer, that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we intend to accept properly and timely returned option grants which are not validly withdrawn. We also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any Letter of Transmittal as to all option grants or all option holders, but we may not waive any of the conditions of the Offer or any defect or irregularity in any Letter of Transmittal as to any particular option grants or any particular option holder without waiving such condition or such defect or irregularity for all option holders. No Letter of Transmittal will be deemed to have been properly submitted until all defects or irregularities have been cured by the participating option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in an Letter of Transmittal, nor will anyone incur any liability for failure to give any such notice.

          Our Acceptance Constitutes an Agreement. Your return for exchange of options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Offer. OUR ACCEPTANCE FOR EXCHANGE OF THE OPTION GRANTS RETURNED BY YOU PURSUANT TO THE OFFER WILL CONSTITUTE A BINDING AGREEMENT BETWEEN US AND YOU UPON THE TERMS AND SUBJECT TO THE CONDITIONS OF THE OFFER.

          Subject to our rights to extend, terminate and amend the Offer, we currently expect that we will accept promptly after the Expiration Date of the Offer all properly returned options that have not been validly withdrawn.

5.        WITHDRAWAL RIGHTS.

          You may only withdraw your returned option grants in accordance with the provisions of this Section 5. If your employment with us terminates prior to the Expiration Date of the Offer, your returned option grants will automatically be withdrawn. If automatically withdrawn, you may exercise those option grants to the extent they are vested at the time of your termination, but only during the limited period for which those option grants remain exercisable following your termination.

          You may withdraw your returned option grants at any time before 11:59 p.m., Central Time, on February 10, 2003. If the Offer is extended by us beyond that time, you may withdraw your returned options at any time until the extended Expiration Date of the Offer.

          In addition, although we intend to accept for cancellation all validly tendered option grants promptly after the Expiration Date of the Offer, if we have not accepted for cancellation your returned option grants by 11:59 p.m., Central Time, on March 11, 2003, you may withdraw your option grants at any time thereafter.

          To validly withdraw your returned options, you must deliver to us at 8300 North MoPac Expressway, Austin, Texas 78759, Attn: Human Resources (fax:
(512) 928-7199) a properly completed and executed Notice of Withdrawal, or a facsimile thereof, with the required information, while you still have the right to withdraw the returned option grants. The notice of withdrawal must specify the name of the option holder who returned the option grants to be withdrawn, the grant date, the exercise price and the number of shares subject to the option grant being withdrawn. WE WILL NOT ACCEPT DELIVERY OF A NOTICE OF WITHDRAWAL BY E-MAIL.

         ALTHOUGH YOU MAY WITHDRAW SOME, BUT NOT ALL, OF YOUR RETURNED OPTION GRANTS, YOU MAY NOT WITHDRAW ONLY A PORTION OF A PARTICULAR RETURNED OPTION GRANT. IN ADDITION, YOU MAY NOT WITHDRAW ANY REQUIRED OPTION GRANTS UNLESS YOU WITHDRAW ALL OF YOUR RETURNED OPTION GRANTS.

          Except in accordance with the next sentence, a Notice of Withdrawal must be executed by the option holder who returned the options to be withdrawn. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title and proper evidence of the authority of such person to act in such capacity must be indicated on the notice of withdrawal.

          You may not rescind any withdrawal, and any option grants you withdraw will thereafter be deemed not properly returned for purposes of the Offer, unless you properly re-submit those option grants for exchange before the Expiration Date by submitting a Letter of Transmittal in accordance with the procedures described in Section 4.

          Neither Crossroads nor any other person is obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will anyone incur any liability for failure to give any such notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of notices of withdrawal. Our determination of these matters will be final and binding.

6.        ACCEPTANCE OF OPTION GRANTS FOR EXCHANGE AND ISSUANCE OF NEW OPTION
          GRANTS.

          Upon the terms and subject to the conditions of the Offer and as promptly as practicable following the Expiration Date, we intend to accept Eligible Option Grants and Required Option Grants for exchange and cancellation if properly returned and not validly withdrawn before the Expiration Date. If your returned options are accepted for exchange and cancelled on February 10, 2003, the scheduled Expiration Date of the Offer, you will be granted your New Option Grants on or promptly after August 12, 2003, which is the first trading day that is at least six months and one day after the anticipated Expiration Date. If we extend the date by which we must accept and cancel options properly returned, you will be granted New Option Grants on a subsequent trading day that is on or promptly after the first trading day that is at least six months and one day after the extended date of acceptance and cancellation of returned options.

          If we accept for exchange any of the option grants you return pursuant to the Offer, you will not be granted any other option grants, including, without limitation, any discretionary options that may be approved for you as part of a promotion adjustment, until the grant date for your New Option Grants. Thus, any promotion or other discretionary grant that may be approved for you would be delayed until the grant date for your New Option Grants. The exercise price of each such grant will be the closing sale price of our common stock on the Nasdaq National Market (or such other market on which our shares are principally traded or quoted) on the date those options are granted. As a result, the date on which the exercise price of those options is determined will depend on whether or not you choose to accept the Offer with respect to any of your Eligible Option Grants, and consequently the exercise prices are likely to differ. By deferring the grant of all option grants to those option holders whose options we accept for exchange and cancellation, we will not have to record a compensation expense with respect to those options.

          On the other hand, if you do not return for exchange any of your Eligible Option Grants in the Offer, you may receive discretionary option grants prior to the date New Option Grants are granted to others (such options would have an exercise price equal to the closing price on the date they are granted). As a result, participation in the Offer may affect the grant date, price and vesting of any promotional or other discretionary grants that may be approved for you in the future.

          All New Option Grants will be granted under our 1999 Plan and will be subject to the terms and conditions of the 1999 Plan and a new stock option agreement between you and us. The number of shares that will be subject to each New Option Grant will be less than the number of shares subject to the applicable returned Eligible Option Grant or Required Option Grant. The ratio by which you can determine the actual number of shares that will be subject to any New Option Grant is set forth in the table below:

Option Exercise Price     $3.99 or       $4.00 to      $50.00 or more
(per share):              less           $49.99
------------------------- -------------- ------------- ------------------
Ratio of New Option       1-for-3        1-for-4       1-for-5
Grant share per
exchanged option grant
shares:

          As stated in the table above:

     o If the exercise price per share of a returned option grant is $3.99 or less, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 3. For example, if your returned option grant with an exercise price of $3.99 or less is for 300 shares, your New Option Grant will be for 100 shares.

     o If the exercise price per share of a returned option is at least $4.00 but not more than $49.99, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 4. For example, if your returned option grant with an exercise price of at least $4.00 but less than $50.00 is for 300 shares, your New Option Grant will be for 75 shares.

     o If the exercise price per share of your returned option is $50.00 or more, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 5. For example, if your returned option grant with an exercise price of $50.00 or more is for 300 shares, your New Option Grant will be for 60 shares.

In the event of any fractional share resulting from application of these ratios, the number of shares that will be subject to each New Option Grant will be rounded up to the nearest whole share. The number of shares subject to each New Option Grant will be proportionately adjusted for any stock splits, stock dividends and recapitalizations with respect to shares of our common stock occurring prior to the grant date of the New Option Grants.

          Vesting Schedule for New Option Grants. The outstanding Eligible Option Grants and Required Option Grants vest in accordance with various vesting schedules over a period of years of service. You should check your option grant documentation to determine the vesting schedule applicable to your outstanding option grants. Regardless of the vesting provisions of any Eligible Option Grant or Required Option Grant, each New Option Grant issued in exchange will vest in accordance with the following schedule:

     o twenty-five percent (25%) of the option shares shall be deemed vested as of the date that such New Option Grant is granted, and

     o the remaining option shares shall vest in a series of equal monthly installments over the next 36 months of service until fully vested after three years from the date that such New Option Grant is granted.

          IF YOU DO NOT REMAIN AN EMPLOYEE OF CROSSROADS OR ONE OF OUR SUBSIDIARIES OR A MEMBER OF THE BOARD OF DIRECTORS OF CROSSROADS FROM THE DATE YOU RETURN YOUR OPTION GRANTS FOR EXCHANGE THROUGH THE DATE WE GRANT THE NEW OPTION GRANTS, YOU WILL NOT RECEIVE ANY SUCH NEW OPTION GRANTS, ANY OTHER PAYMENT OR CONSIDERATION IN EXCHANGE FOR YOUR RETURNED OPTION GRANTS THAT HAVE BEEN ACCEPTED FOR EXCHANGE AND CANCELLED, REGARDLESS OF HOW OR WHY YOUR EMPLOYMENT (OR BOARD SERVICE) TERMINATED. THE OFFER DOES NOT CHANGE THE "AT-WILL" NATURE OF YOUR EMPLOYMENT WITH US, AND YOUR EMPLOYMENT MAY BE TERMINATED BY US OR YOU AT ANY TIME, INCLUDING PRIOR TO THE GRANT DATE OR VESTING OF THE NEW OPTION GRANTS, FOR ANY REASON WITH OR WITHOUT CAUSE.

          Consequences of Crossroads' Being Acquired. The consequence and effect of a merger or acquisition of Crossroads will differ depending on the timing and form of the transaction:

     o If we are acquired by another company before the end of the period for accepting the Offer, you may withdraw your returned option grants and have all the rights afforded you to acquire our common stock under the existing agreements evidencing those option grants.

     o If we are acquired and become a subsidiary of the acquiring company after your returned option grants are accepted for exchange and cancelled but before the New Option Grants are granted, the obligations of Crossroads in connection with the Offer would not be automatically assumed by the acquiring company. Whether or not the obligation to grant the New Option Grants is assumed would depend on the terms of the acquisition agreement. While we would seek to make provision for participating option holders in the acquisition agreement, we cannot guarantee what, if any, provision would be made. AS A RESULT, WE CANNOT GUARANTEE THAT ANY NEW OPTION GRANTS WOULD BE GRANTED BY THE ACQUIRING COMPANY IN THE EVENT OF SUCH AN ACQUISITION. THEREFORE, IT IS POSSIBLE THAT YOU COULD GIVE UP YOUR ELIGIBLE OPTION GRANTS AND REQUIRED OPTION GRANTS AND NOT RECEIVE ANY NEW OPTION GRANTS FROM THE ACQUIRING COMPANY.

     o If we are acquired by another company after the grant of the New Option Grants, those options may be assumed by the acquiring company, in which event they would continue to vest in accordance with the vesting schedule in effect for them prior to the acquisition. If the New Option Grants are not assumed or replaced with a cash incentive program preserving the spread on those option grants at the time of the merger or acquisition, those option grants would vest on an accelerated basis and become excisable for all of the option shares outstanding immediately prior to the acquisition, and then if the option grants are not exercised prior to the acquisition, they would terminate.

          Potential Consequences of Restructuring Efforts. Crossroads has been restructuring and may continue to engage in restructuring efforts in the future. The restructuring efforts are directed at reducing our costs and have resulted in employee layoffs and may result in additional employee layoffs in the future. Any such termination of employment may occur prior to the Expiration Date of the Offer, after the Expiration Date of the Offer but prior to the grant date of the New Option Grants, or after the grant date of the New Option Grants.

          The impact of the termination of your employment with Crossroads on your Eligible Option Grants or New Option Grants is dependent on the date of your termination. If your employment with us terminates for any reason after your returned option grants are accepted for exchange and cancelled but prior to the grant date of the New Option Grants, you will not be entitled to receive a New Option Grant or to have your cancelled option grants returned or to receive any payment for your cancelled option grants. You will lose the option grants that were returned for exchange. You will only be entitled to receive a New Option Grant if you remain continuously employed by us through and including the date of grant of the New Option Grant.

          If your employment terminates after the date of grant of the New Option Grants, you will only be able to exercise the New Option Grants to the extent they are vested and exercisable at the time of your termination, and you will only have the limited time period specified in the option agreement following your termination in which to exercise the vested portion of your New Option Grants.

          Once your returned option grants have been accepted for exchange and cancelled at the expiration of the Offer, you will have no rights with respect to those option grants, and they will not be reissued or returned to you for any reason.

          Partial Tenders. YOU ARE NOT REQUIRED TO ACCEPT THE OFFER. IF YOU CHOOSE TO RETURN ANY ELIGIBLE OPTION GRANT FOR EXCHANGE, YOU MUST RETURN ALL OF YOUR REQUIRED OPTION GRANTS. WITH RESPECT TO YOUR ELIGIBLE OPTION GRANTS THAT ARE NOT REQUIRED OPTION GRANTS, YOU MAY CHOOSE TO EXCHANGE ONE OPTION GRANT IN ITS ENTIRETY AND NOT EXCHANGE ANOTHER. YOU MAY NOT EXCHANGE LESS THAN ALL OF A PARTICULAR OUTSTANDING OPTION GRANT.

          For example, if you have received, in each case before July 12, 2002, two Eligible Option Grants, you may choose to exchange neither of these Eligible Option Grants, both of these Eligible Option Grants, or one of these Eligible Option Grants. However, if you wish to exchange an Eligible Option Grant, you may not exchange anything less than that entire option to the extent outstanding. If you have exercised an Eligible Option Grant in part, the option grant is outstanding only to the extent of the unexercised portion of the option grant.

          If you were granted an Eligible Option Grant that was divided into an incentive stock option and a Non-Statutory Option because of the rules limiting the amount of incentive stock options you could receive, we treat these as a single option and not as two separate options and you therefor must choose to exchange the entire option or not to exchange the entire option.

          Should you choose to return any options for exchange, you will be required to indicate in the Letter of Transmittal the particular option grants that you are exchanging, including any Required Option Grants. If you return for exchange any Eligible Option Grant pursuant to the Offer, you will automatically be deemed to have returned all of your Required Option Grants for exchange and cancellation. This does not change your responsibility to properly complete the Letter of Transmittal.

          Acceptance of Option Grants Returned for Exchange. For purposes of the Offer, we will be deemed to have accepted option grants that are validly returned for exchange and are not properly withdrawn when we give oral or written notice to the option holders of our acceptance for exchange of such option grants. We currently intend to provide such notice by e-mail. Subject to our rights to extend, terminate and amend the Offer, we currently expect that we will accept promptly after the expiration of the Offer all properly returned option grants that are not validly withdrawn. When we accept your returned option grants for exchange and we cancel those option grants, you will have no further rights with respect to those option grants or under their corresponding stock option agreements. By returning option grants, you agree that the applicable stock option agreements will terminate upon our cancellation of your returned option grants. After we accept and cancel returned option grants, we will send each participating option holder a notice indicating the number of shares subject to the option grants that we have accepted and cancelled and the number of shares that will be subject to the New Option Grants.

7.        CONDITIONS OF THE OFFER.

          Promptly following the Expiration Date of the Offer (which will be February 10, 2003 at 11:59 p.m., Central Time, unless we extend it), subject to satisfaction of conditions set forth below, we will accept all option grants that are properly tendered. If the conditions set forth below are not satisfied, we may reject all (but not less than all) option grants that are properly tendered. If we reject all option grants that are tendered, we will promptly communicate such rejection to all holders of Eligible Option Grants, and you will keep all your current options and you will not receive any New Option Grants.

          Notwithstanding any other provision of the Offer, we are not required to accept any options returned to us for exchange, and we may terminate or amend the Offer, or postpone our acceptance and cancellation of any option grants returned to us, in each case, subject to Rule 13e-4(f)(5) under the Securities Exchange Act of 1934, as amended, if at any time on or after January 13, 2003 and prior to the Expiration Date of the Offer any of the following events has occurred, or has been determined by us to have occurred:

          (a) there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer, the acquisition of some or all of the tendered options pursuant to the Offer, the issuance of New Option Grants, or otherwise relates in any manner to the Offer or that, in our judgment, could materially and adversely affect the business, condition (financial or other), operating results, operations or prospects of Crossroads or our subsidiaries, or otherwise materially impair the contemplated benefits of the Offer to us (see
Section 2 of this Offer to Exchange for a description of the contemplated benefits of the Offer to us);

          (b) there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or us or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

               (1) make the acceptance for exchange of, or issuance of New Option Grants for, some or all of the returned options illegal or otherwise restrict or prohibit consummation of the Offer or otherwise relates in any manner to the Offer;

               (2) delay or restrict our ability, or render us unable, to accept for exchange, or issue New Option Grants for, some or all of the returned options;

               (3) materially impair the benefits we hope to receive as a result of the Offer; or

               (4) materially and adversely affect the business, condition (financial or other), operating results, operations or prospects of Crossroads or our subsidiaries;

          (c)  there shall have occurred:

               (1) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

               (2) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

               (3) the commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States;

               (4) any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that in our reasonable judgment might affect, the extension of credit by banks or other lending institutions in the United States;

               (5) any decrease in excess of 50% in the market price of the shares of our common stock or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on the business, condition (financial or other), operating results, operations or prospects of Crossroads or our subsidiaries or on the trading in our common stock, or that, in our reasonable judgment, makes it inadvisable to proceed with the Offer;

               (6) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

               (7) any decline in either the Dow Jones Industrial Average, the Nasdaq National Market or the Standard and Poor's Index of 500 Companies by an amount in excess of 10% measured during any time period after the close of business on January 13, 2003;

          (d) there shall have occurred any change in generally accepted accounting standards or the application or interpretation thereof which could or would require us for financial reporting purposes to record compensation expense against our operating results in connection with the Offer;

          (e) a tender or exchange offer with respect to some or all of our common stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

               (1) any person, entity or "group," within the meaning of Section 13(d)(3) of the Securities Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than any such person, entity or group that has filed a
                    Schedule 13D or Schedule 13G with the SEC before January 13, 2003;

               (2) any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before January 13, 2003 shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or

               (3) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of the assets or securities of us or any of our subsidiaries; or

          (f) any change or changes causing a material adverse effect on our business, condition (financial or other), assets, income, operations, prospects or stock ownership or that of our subsidiaries.

          The conditions to the Offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them prior to the Expiration Date. We may waive them, in whole or in part, at any time and from time to time prior to the Expiration Date, in our discretion, whether or not we waive any other condition to the Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 7 will be final and binding upon all persons.

8.        PRICE RANGE OF COMMON STOCK UNDERLYING THE OPTIONS.

          There is no established trading market for options, including Eligible Option Grants and Required Option Grants, granted under either of our Plans, and there will be no established trading market for any New Option Grants that may be granted.

          Our common stock is quoted on the Nasdaq National Market under the symbol "CRDS." The following table shows, for the periods indicated, the high and low sales prices per share of our common stock as reported by the Nasdaq National Market.

Quarter Ended                                                                   High                    Low
-------------                                                                   ----                    ---
Fiscal Year 2003
         January 31, 2003 (through January 10, 2003)                            $1.69                   $0.50
Fiscal Year 2002
         October 31, 2002                                                       $0.85                   $0.38
         July 31, 2002                                                           3.19                    0.78
         April 30, 2002                                                          6.07                    2.85
         January 31, 2002                                                        6.75                    2.75
Fiscal Year 2001
         October 31, 2001                                                       $3.47                   $1.87
         July 31, 2001                                                           9.72                    2.64
         April 30, 2001                                                         10.75                    3.41
         January 31, 2001                                                       11.44                    3.84
Fiscal Year 2000
         October 31, 2000                                                      $15.62                   $4.38
         July 31, 2000                                                          81.50                    4.25
         April 30, 2000                                                        202.25                   45.50
         January 31, 2000                                                      102.25                   58.37

          As of January 10, 2003, the closing sale price of our common stock, as reported by the Nasdaq National Market, was $1.23 per share.

          Our stock price has been, and in the future may continue to be, highly volatile and could continue to decline. Our stock price could also rise prior to the grant of the New Option Grants and thereafter fall. The trading price of our common stock has fluctuated widely in the past and is expected to continue to do so in the future, as a result of a number of factors, many of which are outside our control. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market prices of many technology companies, and that have often been unrelated or disproportionate to the operating performance of these companies. The New Option Grants will not be granted until a trading date that is at least six months and one day after the Expiration Date. The exercise price of the New Option Grants will be the closing sale price of our common stock reported on the Nasdaq National Market (or such other market on which our shares are principally traded or quoted) on the date they are granted. The exercise price of the New Option Grants may be higher than the exercise price of your returned options. In addition, our common stock may thereafter trade at prices below the exercise price of the New Option Grants. Depending on the exercise price of your returned option grants and other factors, including the fact that fewer shares will be subject to the New Option Grants than were subject to the option grants returned for exchange, your New Option Grants may be less valuable than your returned option grants.

          WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO RETURN YOUR OPTION GRANTS FOR EXCHANGE. AT THE SAME TIME, YOU SHOULD CONSIDER THAT THE CURRENT MARKET PRICE OF OUR COMMON STOCK MAY PROVIDE LITTLE OR NO BASIS FOR PREDICTING WHAT THE MARKET PRICE OF OUR COMMON STOCK WILL BE ON THE GRANT DATE OF THE NEW OPTION GRANTS OR AT ANY TIME IN THE FUTURE. WE ALSO RECOMMEND THAT YOU CAREFULLY REVIEW THE RISK FACTORS SET FORTH IN SECTION 19 OF THE OFFER BELOW AND MORE FULLY IN PAGES 28-37 OF OUR QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED JULY 31, 2002 WHICH MAY BE OBTAINED AS SET FORTH IN SECTION 18 OF THE OFFER BELOW. YOU SHOULD CAREFULLY CONSIDER ALL OF THESE UNCERTAINTIES BEFORE DECIDING WHETHER TO ACCEPT THE OFFER.

9.        SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF NEW OPTION GRANTS.

          Consideration. The New Option Grants to be issued in exchange for Eligible Option Grants and Required Option Grants properly returned and accepted for exchange and cancelled by us will be issued under our 1999 Plan. The New Option Grants will be for fewer shares that the corresponding Eligible Option Grants and Required Option Grants, as set forth in Section 1 of this Offer to Exchange. Each of the New Option Grants will be an incentive stock option under the U.S. federal income tax laws, to the maximum extent permissible. However, as a result of the $100,000 limitation on the initial exercisability of incentive stock options per calendar year, it is possible that a portion of the New Option Grants issued in exchange for your tendered option grants will be non-statutory options under U.S. federal tax laws.

          As of January 10, 2003, options to purchase 6,110,275 shares of our common stock were outstanding under our Plans. Of that amount, there are 4,652,231 Eligible Option Grants. If we receive and accept for exchange all Eligible Option Grants (including Required Option Grants) outstanding as of January 10, 2003, we will grant New Option Grants to purchase approximately 1,435,640 shares of our common stock. If all Eligible Option Grants and Required Option Grants are properly returned and accepted for exchange and cancelled, the common stock issuable upon exercise of the New Option Grants issued in exchange will equal approximately 13.7% of the total shares of our common stock outstanding as of January 10, 2003. The shares of common stock subject to returned option grants originally granted under the 1996 Plan or 1999 Plan that are accepted for exchange and cancelled will, after such cancellation, be available for re-grant and issuance under the 1999 Plan and will provide some or all of the shares to cover the number of shares needed for the grants of New Option Grants that will be made in connection with the Offer.

          Terms of New Option Grants. The New Option Grants will be granted under the 1999 Plan and will be evidenced by new stock option agreements between us and each option holder who returns option grants for exchange in the Offer and whose returned option grants we accept for exchange and cancellation.

          Each of the New Option Grants will be an incentive stock option for U.S. tax purposes, to the maximum extent permissible under the U.S. federal tax laws. No taxable income is recognized by the optionee at the time of the option grant. To the extent your New Option Grants are incentive stock options, you will not recognize regular taxable income at the time the option is exercised. However, the spread on the shares purchased under an incentive stock option (the excess of the fair market value of the purchased shares at the time of exercise over the aggregate exercise price paid for those shares) is normally included in the optionee's alternative minimum taxable income at the time of exercise. Because of the statutory $100,000 limitation on the initial exercisability of incentive stock options per calendar year, it is possible that a portion of the New Option Grants granted in exchange for your exchanged options will be non-statutory or "non-qualified" options under U.S. federal tax laws. No taxable income is recognized when a non-statutory option is granted. When a non-statutory option is subsequently exercised, you will recognize ordinary taxable income equal to the excess of (i) the fair market value of the purchased shares at the time of exercise over (ii) the exercise price paid for those shares, and you must satisfy the applicable withholding taxes with respect to such income.

          The grant of the New Option Grants pursuant to the Offer will not create any contractual or other right of option holders to receive any future grants of stock options or benefits in lieu of stock options. The grant of options will not form a part of compensation for purposes of calculating any benefits upon termination of employment.

          The following description of the 1999 Plan and the new stock option agreement is a summary of the principal provisions of those documents but is not complete. The description is subject to, and qualified in its entirety by reference to, all provisions of the 1999 Plan and the form of stock option agreement. The complete 1999 Plan document, as most recently amended, has been filed as Exhibit (d)(2) to the Schedule TO. The form of stock option agreement and related notice of stock option grant which will be used for the New Options to be granted in the exchange program are being filed with the U.S. Securities and Exchange Commission as Exhibits (d)(3) and (d)(4) respectively, to the Schedule TO. Please contact us at 8300 North MoPac Expressway, Austin, Texas 78759, Attn: Human Resources, (telephone: (512) 349-0300) to receive a copy of the 1999 Plan document or form of stock option agreement or notice of stock option grant. We will promptly furnish you copies of these documents at our expense.

          General. The 1999 Plan consists of five separate equity incentive programs:

     o    the discretionary option grant program;

     o    the salary investment option grant program;

     o    the stock issuance program;

     o    the automatic option grant program for non-employee board members; and

     o    the director fee option grant program.

The New Option Grants will be granted under the discretionary option grant program, and the principal features of that program are described below. The compensation committee of the board of directors has been delegated exclusive authority to administer the discretionary option grant programs with respect to option grants made to our executive officers and non-employee board members and also has the authority to make option grants and stock issuances under those programs to all other eligible individuals. However, the board may at any time appoint a secondary committee of one or more board members to have separate but concurrent authority with the compensation committee to make option grants and stock issuances under those two programs to individuals other than our executive officers and no-employee board members. The term plan administrator, as used in this summary, will mean the compensation committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the 1999 Plan.

          Share Reserve. An aggregate of 8,838,160 shares of our common stock have been reserved for issuance over the term of the 1999 Plan. On the first trading day of each calendar year during the term of the 1999 Plan, the number of shares of common stock available for issuance under the 1999 Plan will automatically increase by an amount equal to four percent (4%) of the shares of our common stock outstanding on the last trading day of the immediately preceding calendar year, subject to a maximum annual increase of 1,000,000 shares.

          As of January 10, 2003, 5,876,815 shares of common stock were subject to outstanding options under the 1999 Plan, 1,493,807 shares of our common stock were subject to outstanding share right awards under the 1999 Plan, 110,385 shares of common stock had been issued under the 1999 Plan, and 1,357,153 shares of common stock remained available for future issuance.

          No participant in the 1999 Plan may receive option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 1,000,000 shares of common stock in the aggregate per calendar year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. The shares of common stock issuable under the 1999 Plan may be drawn from shares of our authorized but unissued shares of such common stock or from shares of such common stock required by us, including shares repurchased on the open market.

          Shares of common stock subject to any outstanding option grants under our Plans which expire or otherwise terminate prior to exercise will be available for subsequent issuance. Unvested shares issued under our Plans and subsequently repurchased by us, at the option exercise or direct issue price paid per share, pursuant to our repurchase rights under the those Plans will be added back to the number of shares reserved for issuance under the 1999 Plan and will accordingly be available for subsequent issuance. However, any shares subject to stock appreciation rights exercised under the 1999 Plan will not be available for reissuance.

          Eligibility. Officers, employees and non-employee board members in our service or our parent and subsidiaries (whether now existing or subsequently established) are eligible to participate in the discretionary option grant and stock issuance programs under the 1999 Plan.

          Discretionary Option Grant Program. The plan administrator has complete discretion under the discretionary option grant program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

          Each option grant will have an exercise price per share determined by the plan administrator and that price may be less than, equal to or greater than the fair market value per share of the common stock on the option grant date.

          No granted option will have a term in excess of ten years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under those immediately exercisable options will be subject to repurchase by us, at the exercise price paid per share, if the optionee ceases service with us prior to vesting in those shares.

          Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option grant to the extent exercisable for vested shares. In general, that limited period will expire after a period of time following the optionee's cessation of service as determined by the plan administrator and as set forth in the documents evidencing such option grant. In no event, however, may any option grant be exercised after the expiration of the ten year or shorter maximum term in effect for that option.

          The plan administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

          The plan administrator is authorized to issue tandem stock appreciation rights under the discretionary option grant program, which provide the holders with the right to surrender their options for an appreciation distribution from Crossroads equal to the excess of (i) the fair market value of the vested shares of our common stock subject to the surrendered option over
(ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the plan administrator, be made in cash or in shares of our common stock.

          The plan administrator will also have the authority to effect the cancellation of outstanding options under the discretionary option grant program (including options transferred to the 1999 Plan from our 1996 Plan) in return for the grant of New Option Grants for the same or a different number of option shares with an exercise price per share based upon the fair market value of our common stock on the new grant date.

          Acceleration. In the event we should undergo a change in control, each outstanding option under the discretionary option grant program will automatically accelerate in full, unless assumed or otherwise continued in effect by the successor corporation or replaced with a cash incentive program which preserves the spread existing on the unvested option shares (the excess of the fair market value of those shares over the option exercise price payable for such shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those option shares. The plan administrator will have complete discretion to grant one or more options under the discretionary option grant program which will become exercisable for all the option shares in the event the optionee's service with us or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction in which those options are assumed or otherwise continued in effect.

          A change in control will be deemed to occur upon:

     o a merger, consolidation or other reorganization approved by our stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned our outstanding voting securities immediately prior to such transaction;

     o the sale, transfer or other disposition of all or substantially all of our assets; or

     o the acquisition, directly or indirectly by any person or related group of persons, of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our stockholders.


          Stockholder Rights and Option Transferability. No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option grant and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or the laws of inheritance following optionee's death, and during the optionee's lifetime, the option may only be exercised by the optionee. However, non-statutory options may be transferred or assigned during optionee's lifetime to one or more members of the optionee's family or to a trust established for one or more such family members, to the extent such transfer is in connection with the optionee's estate.

          Changes in Capitalization. In the event any change is made to the outstanding shares of our common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to:

     o    the maximum number and/or class of securities issuable under the 1999
          Plan;

     o the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1999 Plan per calendar year;

     o the number and/or class of securities and the exercise price per share in effect under each outstanding option grant; and

     o the maximum number and/or class of securities by which the share reserve under the 1999 Plan is to increase automatically each year.

Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 1999 Plan or the outstanding option grants thereunder.

          Amendment and Termination. Our board of directors may amend or modify the 1999 Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the board of directors, the 1999 Plan will terminate on the earliest of

     o    September 30, 2009;

     o the date on which all shares available for issuance under the 1999 Plan have been issued as fully-vested shares; or

     o the termination of all outstanding options in connection with certain changes in control or ownership.



                  U.S. FEDERAL INCOME TAX TREATMENT OF OPTIONS

          The following discussion is only a summary of general U.S. federal income tax matters. U.S. federal income tax law, and judicial and administrative interpretation and application thereof, may change. The income tax laws of other countries may provide for different treatment. All option holders, including those who are subject to taxation in countries other than the United States, whether by reason of their nationality, residence or otherwise, should consult with their individual tax advisors as to the consequences of their participation in the Offer. Tax consequences may vary depending on each individual participant's circumstances.

          YOU SHOULD CONSULT YOUR INDIVIDUAL TAX ADVISOR BEFORE DECIDING WHETHER OR NOT TO PARTICIPATE IN THE OFFER.

          Options granted under the 1999 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The U.S. federal income tax treatment for the two types of options differs as follows:

          Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular federal tax purposes at the time the option is exercised. However, when an incentive stock option is exercised, the excess of the fair market value of the purchased shares at the time of exercise over the aggregate exercise price paid for those shares is normally included in the optionee's alternative minimum taxable income.

          The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For U.S. federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the option grant date and more than one (1) year after the date the option is exercised for the particular shares involved in the disposition. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

          Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. If the disqualifying disposition is effected by means of an arm's length sale or exchange with an unrelated party, the ordinary income will be limited to the amount by which (A) the amount realized upon the disposition of the shares or (B) their fair market value on the exercise date, whichever is less, exceeds the exercise price paid for the shares. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

          If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. Employees are required to notify us of any disqualifying disposition. If the optionee makes a qualifying disposition, then we will not be entitled to any income tax deduction.

          Non-Statutory Stock Options. No taxable income is recognized by an optionee upon the grant of a Non-Statutory Option. The optionee will recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

          We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised Non-Statutory Option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee. See Section 15 for more information regarding the U.S. Federal Income Tax aspects of the Offer.



                      ACCOUNTING TREATMENT OF OPTION GRANTS

          Option grants granted with exercise prices equal to the fair market value of the shares on the grant date will generally not result in any compensation charge in our financial statements. However, the fair value of those options is required to be disclosed in the notes to our financial statements, and we must also disclose the pro-forma impact those options would have had upon our reported earnings if the fair value of those options at the time of grant had been treated as compensation expense. In addition, the number of outstanding options may be a factor in determining our earnings per share on a diluted basis.

          Options granted with exercise prices below fair market value of the shares on the grant date will result in a compensation expense charge in our financial statements in an amount equal to the excess of the aggregate fair market value over the exercise price, amortized over the vesting period of the options. See Section 13 for a discussion of the accounting treatment of the Offer.

10.       NEW OPTION GRANTS WILL DIFFER FROM ELIGIBLE AND REQUIRED OPTION
          GRANTS.

          New Option Grant Date and Exercise Price. The New Option Grants will be granted on or promptly after the first trading day that is at least six months and one day after the Expiration Date of the Offer. The exercise price of the New Option Grants will be equal to the closing sale price of our common stock on the Nasdaq National Market (or such other market on which the shares are principally traded or quoted) on the date of grant.

          Vesting Schedule for New Option Grants. The outstanding Eligible Option Grants and Required Option Grants vest in accordance with various vesting schedules over a period of years of service. You should check your option grant documentation to determine the vesting schedule applicable to your outstanding option grants. Regardless of the vesting provisions of any Eligible Option Grant or Required Option Grant, each New Option Grant issued in exchange will vest in accordance with the following schedule: (1) twenty-five percent (25%) of the option shares shall be deemed vested as of the date that such New Option Grant is granted and (2) the remaining option shares shall vest in a series of equal monthly installments over the next 36 months of service until fully vested after three years from the date that such New Option Grant is granted.

          For example, if the New Option Grants are granted on August 12, 2003, twenty-five percent (25%) of the shares subject to the New Option Grant will be deemed vested as of August 12, 2003, an additional seventy-five percent (75%) of the options shares subject to the New Option Grant will vest in equal monthly installments over the 36 months of service following August 12, 2003. Accordingly, each New Option Grant may have a more or less favorable vesting schedule than the Eligible Option Grant or Required Option Grant that it replaces.

          Other Terms and Conditions of New Option Grants. The New Option Grants will have a new ten year term (subject to earlier termination upon cessation of service) and will be for a lesser number of shares than the exchanged Eligible Option Grants or Required Option Grants. Option grants issued under the 1996 Plan may also include certain features, such as early exercisability, which will not be included in the terms of your New Option Grants. However, to the extent your Eligible Option Grants and your Required Option Grants were subject to any special acceleration provisions in any employment agreement or severance benefit plan between you and Crossroads, your New Option Grants will remain subject to the provisions of such other agreement.

          If you are a non-exempt employee under the federal wage laws, then, based upon labor law requirements, it is possible that New Option Grants issued to you, whether vested or unvested, will not become exercisable until six months after the New Option Grant date. In the event that we determine that they are not exercisable until six months after the grant date of the New Option Grants, upon the expiration of such six-month period, each of your New Option Grants will be vested and exercisable for the same number of shares for which such New Option Grant would have been vested and exercisable had it been immediately exercisable on the grant date of the New Option Grants assuming you had remained in continuous service to Crossroads.

11.       INFORMATION CONCERNING CROSSROADS.

          General. Crossroads is the leading provider of enterprise data routing solutions for open system storage area networks, based on our market share of storage routers shipped. By using our storage routers to serve as the interconnect between storage area networks, or SANs, and the other devices in a computer network, organizations are able to more effectively and efficiently store, manage and ensure the integrity and availability of their data. Specifically, when used in storage area networks our storage routers decrease congestion in the transfer of data within a network, reduce the time required to back up data, improve utilization of storage resources, and preserve and enhance existing server and storage system investments.

          Our mission is to be the company customers trust to link business with information regardless of technology or location. Our objective is to maintain our position as the leading provider of storage routing solutions as storage, server, and network technologies and markets continue to grow and evolve. The key elements of our strategy are:

     o    be a customer centric, market driven company;

     o to leverage our market position and core competencies to expand and diversify our product offerings; and

     o to maintain our market leadership by continuing to invest in intellectual property and interoperability.

          Crossroads has developed or acquired extensive expertise in several different input-output (I/O) and networking protocols, including small computer system interface (SCSI), Fibre Channel, Enterprise Systems Connection (ESCON), Ethernet, Transmission Control Protocol/Internet Protocol (TCP/IP), Internet-based SCSI protocol (iSCSI) and InfiniBand. We provide our products in a variety of configurations including both stand-alone box and library-embedded router form factors with varying port counts. We have applied our expertise in these protocols to develop solutions for leading server and storage system providers such as ACAL, ADIC, ATL, Bell Micro, Cranel, Datalink, Dell, Fujitsu-Siemens, Groupe Bull, Hewlett-Packard/Compaq, Hitachi Data Systems, IBM, McDATA, StorageTek, Sun Microsystems, Tech Data and Unisys, which enable customers to connect to the information that they require to run their businesses, regardless of the technology or location.

          Consolidated Financial Data. The following table sets forth selected consolidated financial data for Crossroads Systems, Inc. The selected historical statement of operations data for the years ended October 31, 2000 and 2001 and the selected historical balance sheet data as of October 31, 2000 and 2001 have been derived from the consolidated financial statements included in our annual report on Form 10-K for the year ended October 31, 2001 that have been audited by PricewaterhouseCoopers LLP, our independent auditors. The selected historical statement of operations data for the nine months ended July 31, 2001 and 2002 and the selected historical balance sheet data as of July 31, 2002 have been derived from the unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended July 31, 2002. The information presented below should be read together with our consolidated financial statements and the notes related thereto as well as the section of our Form 10-K and our other reports entitled Management's Discussion and Analysis of Financial Condition and Results of Operations. We have presented the following data in thousands, except per share data.

                                                                          YEAR ENDED                   NINE MONTHS ENDED
                                                                          OCTOBER 31,                       JULY 31,
                                                                ------------------------------    ------------------------------
                                                                    2000             2001             2001               2002
                                                                -------------    -------------    -------------    -------------
                                                                        (IN THOUSANDS)                   (IN THOUSANDS)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenue:
   Product revenue ..........................................   $      32,486    $      35,896    $      27,441    $      25,338
   Other revenue ............................................             562            1,434            1,177              418
                                                                -------------    -------------    -------------    -------------
       Total revenues .......................................          33,048           37,330           28,618           25,756

Costs of revenue (1) ........................................          19,104           22,013           16,253           16,951
                                                                -------------    -------------    -------------    -------------
Gross profit ................................................          13,944           15,317           12,365            8,805
                                                                -------------    -------------    -------------    -------------

Operating expenses (1):
   Sales and marketing ......................................          16,007           15,202           12,245            5,073
   Research and development .................................          13,143           18,118           12,936           13,386
   General and administrative ...............................          31,242           16,043           12,857            6,144
   Amortization of intangibles ..............................           8,808            9,680            9,610              210
   Business restructuring charges ...........................              --               --               --            3,667
   Impairment of assets .....................................              --           25,007           25,007            1,208
   Litigation settlement ....................................              --          (15,000)         (15,000)              --
                                                                -------------    -------------    -------------    -------------
       Total operating expenses .............................          69,200           69,050           57,655           29,688
                                                                -------------    -------------    -------------    -------------
Loss from operations ........................................         (55,256)         (53,733)         (45,290)         (20,883)
       Other income, net ....................................           4,228            2,776            2,280              781
                                                                -------------    -------------    -------------    -------------

Net loss before cumulative effect of accounting change ......         (51,028)         (50,957)         (43,010)         (20,102)

Cumulative effect of accounting change ......................              --             (130)            (130)              --
                                                                -------------    -------------    -------------    -------------
Net loss ....................................................   $     (51,028)   $     (51,087)   $     (43,140)   $     (20,102)
                                                                =============    =============    =============    =============



Basic and diluted net loss per share: .......................   $       (1.93)   $       (1.86)   $       (1.57)   $       (0.74)
                                                                =============    =============    =============    =============
Shares used in computing basic and diluted net loss per share      26,446,601       27,414,078       27,408,137       27,147,287
                                                                -------------    -------------    -------------    -------------

(1) Stock-based compensation for the periods indicated was
allocated as follows:
   Cost of revenue ..........................................   $         288    $         123    $         100    $          67
   Sales and marketing ......................................           4,373              215              189              397
   Research and development .................................             528              440              399              275
   General and administrative ...............................          22,501            6,283            5,318            1,807
                                                                -------------    -------------    -------------    -------------
       Total stock-based compensation .......................   $      27,690    $       7,061    $       6,006    $       2,546
                                                                =============    =============    =============    =============

                                                                      AS OF OCTOBER 31,                AS OF JULY 31,
                                                                -----------------------------   -----------------------------
                                                                    2000            2001            2001             2002
                                                                -------------   -------------   -------------   -------------
                                                                       (IN THOUSANDS)                   (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
   Cash, cash equivalents and short-term investments ........   $      63,038   $      53,686   $      60,719   $      36,200
   Working capital ..........................................          62,287          51,271          59,099          37,062
   Total assets .............................................         118,048          75,403          82,889          54,019
   Long-term debt, net of current portion ...................              --              --              --              --
   Redeemable convertible preferred stock ...................              --              --              --              --
   Total stockholders' equity (deficit) .....................         108,752          64,246          72,501          45,628

          The book value per share of Crossroads common stock at July 31, 2002 was $1.70. This amount was calculated by dividing Crossroads unaudited total consolidated stockholders' equity at September 30, 2002 of $45,628,000 by the 26,877,030 shares of Crossroads common stock that were outstanding at July 31, 2002.

          See Section 18 for instructions on how you can obtain copies of our SEC reports that contain the audited and unaudited financial statements we have summarized above.

          Class Action Litigation Update. We and several of our officers and directors were named as defendants in several class action lawsuits filed in the United States District Court for the Western District of Texas. The plaintiffs in the actions purport to represent purchasers of our common stock during various periods ranging from January 25, 2000 through August 24, 2000. The Court consolidated the actions and appointed a lead plaintiff under the Private Securities Litigation Reform Act of 1995. The amended consolidated complaint was filed in February 2001. On November 22, 2002, the court granted our motion for summary judgment. We anticipate that the plaintiffs will appeal this judgment. The plaintiffs are seeking unspecified amounts of compensatory damages, interests and costs, including legal fees. We deny the allegations in the complaint and will continue to defend ourselves vigorously. The class action lawsuit is still at an early stage. Consequently, it is not possible at this time to predict whether we will incur any liability or to estimate the damages, or the range of damages, if any, that we might incur in connection with this lawsuit. Our inability to prevail in this action could have a material adverse effect on our future business, financial condition and results of operations.

12. INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OPTION GRANTS.

          A list of our current directors and executive officers is attached to the Offer to Exchange as Schedule I. As of January 10, 2003, our executive officers and directors as a group beneficially owned outstanding options under our Plans to purchase a total of 1,208,374 shares of our common stock and outstanding share right awards under our 1999 Plan to purchase 470,129 shares. That number represented approximately 23% of the shares subject to all options and share right awards outstanding under our Plans as of that date. Our executive officers and non-employee members of our board of directors are eligible to participate in the Offer, although they have not decided whether they will participate.

          Options and Employee Stock Purchase Plan Shares. During the 60-day period ended January 10, 2003:

     o we have granted options and share rights awards under our Plans to purchase 726,000 shares of our common stock;

     o no individuals have exercised options or share right awards to acquire shares of our common stock;

     o 750 shares of our common stock were purchased pursuant to our Employee Stock Purchase Plan;

     o    no options or share rights awards under our Plans were cancelled;

     o Crossroads has not exercised its right to repurchase any unvested shares previously issued under our Plans; and

     o executive officers and directors had sold 105,100 shares of our common stock.

          Except as otherwise described above and other than periodic purchases pursuant to the formula provisions of the Crossroads Systems, Inc. Employee Stock Purchase Plan, and stock option grants in the ordinary course to employees who are not executive officers, there have been no transactions in any outstanding options to purchase our common stock or in our common stock which were effected during the 60-day period ended January 10, 2003 by Crossroads or, to our knowledge, by any current executive officer, director, affiliate or subsidiary of Crossroads.

          On November 19, 2002, Brian R. Smith re-assumed his role as the permanent Chief Executive Officer of Crossroads and received an option grant under the discretionary option grant program of our 1999 Plan to purchase 300,000 shares of our common stock at an exercise price of $0.79 per share. Mr. Smith had been serving as our interim Chief Executive Officer. On November 19, 2002, Mr. Smith was also granted a share right award to purchase 174,000 shares of common stock under the stock issuance program of the 1999 Plan. The shares have no exercise price and will be issued to Mr. Smith over a 25-month period based upon Crossroads meeting certain performance objectives and Mr. Smith providing services to Crossroads. On January 6, 2003, Andrea Wenholz, our Vice President and Chief Financial Officer, received an option grant under the discretionary option grant program of our 1999 Plan to purchase 140,000 shares of our common stock at an exercise price of $1.02 per share. On January 6, 2003, Ms. Wenholz also was granted a share right award to purchase 112,000 shares of common stock under the stock issuance program of the 1999 Plan. The shares have no exercise price and will be issued to Ms. Wenholz over a 23-month period based upon Crossroads meeting certain performance objectives and Ms. Wenholz providing services to Crossroads.

13. STATUS OF OPTION GRANTS ACQUIRED BY US IN THE OFFER; ACCOUNTING CONSEQUENCES OF THE OFFER.

          All returned Eligible Option Grants and Required Option Grants that are accepted for exchange will be cancelled. All returned Eligible Option Grants and Required Option Grants that are accepted for exchange and cancelled will, after such cancellation, be available for re-grant and issuance under the 1999 Plan and will fund the reserve required to carry out the option exchange that is the subject of the Offer. To the extent those shares exceed the reserve necessary for issuance upon the exercise of the New Option Grants to be granted in connection with the Offer, those excess shares will be available for future awards to employees and other eligible plan participants.

          We are requiring that anyone returning an Eligible Option Grant for exchange pursuant to the Offer also return for exchange all options granted to that option holder or assumed by us, after July 12, 2002. If these Required Option Grants were not required by us to be returned for exchange by those participating in the Offer, we would be required to record additional stock-based compensation expense because the Required Option Grants would become variable, as described below.

          We believe that we will not incur any material compensation expense solely as a result of the transactions contemplated by the Offer because:

     o we will not grant any New Option Grants to option holders who return options in connection with the Offer that we accept for exchange and cancel until a date that is at least six months and one day after the Expiration Date;

     o if an option holder elects to return any of his or her Eligible Option Grants pursuant to the Offer, then that individual must also return for cancellation any options granted to him or her after July 12, 2002;

     o the exercise price of all New Option Grants will equal the market price of the common stock on the date the New Option Grants are granted; and

     o we have not made any oral or written agreement or implied promise to compensate the employees who accept the Offer for any increase in the market price of our common stock occurring after the cancellation of returned options but prior to the granting of New Option Grants.

          We would have to record additional compensation expense, however, if any New Option Grants were to be granted within the six month and one day waiting period to any option holder whose options were accepted for exchange, and such New Option Grants would be subject to a compensation expense charge which would vary, up or down, based on the price of our common stock at the end of each fiscal quarter, and would be recorded between the grant date of the New Option Grants and the dates such option is exercised or otherwise terminates unexercised.

14.       LEGAL MATTERS; REGULATORY APPROVALS.

          We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of option grants and our grant of New Option Grants, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of our option grants as contemplated herein. Should any such approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We are unable to predict whether we may determine that we are required to delay the acceptance of returned option grants for exchange pending the outcome of any such matter. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation to accept returned option grants for exchange and cancellation and to grant New Option Grants for returned option grants is subject to certain conditions, including the conditions described in Section 7.

15.       MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.

          The following is a general summary of the material U.S. federal income tax consequences applicable to the return and exchange of option grants pursuant to the Offer and the grant of New Option Grants. This discussion is based on the U.S. Internal Revenue Code, the relevant legislative history, Treasury Regulations thereunder and administrative and judicial interpretations thereof as of the date of the Offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, or with respect to any state or local jurisdiction in which you reside, nor is it intended to be applicable in all respects to all categories of option holders.

          Eligible option holders who are subject to taxation in countries other than the United States, whether by reason of their nationality, residence or otherwise, should consult with their individual tax advisors as to the consequences of their participation in the Offer.

          Exchange of Options for New Option Grants. If you exchange outstanding option grants for New Option Grants to be granted six months and a day or more later, you will not be required to recognize income for federal income tax purposes at the time of the exchange. The exchange will be treated as a non-taxable exchange.

          Grant of New Option Grants. You will not be required to recognize any income for U.S. federal income tax purposes when the New Option Grants are granted to you. The grant of the New Option Grants is not a taxable event.

          Exercise of New Option Grants. Each of the New Option Grants will be an incentive stock option for U.S. tax purposes to the maximum extent permissible under the U.S. federal tax laws. When an incentive stock option is exercised, you do not recognize taxable income for regular U.S. federal income tax purposes. However, when an incentive stock option is exercised, the excess of the fair market value of the purchased shares at the time of exercise over the aggregate exercise price paid for those shares is normally included in the optionee's alternative minimum taxable income.

          When you sell shares purchased under an incentive stock option, your U.S. federal income tax liability will depend upon whether you make a qualifying or disqualifying disposition. A qualifying disposition will occur if the sale or other disposition of the shares takes place more than two (2) years after the date the incentive stock option was granted and more than one (1) year after the date that option was exercised for the particular shares involved in the disposition. A disqualifying disposition will occur unless both of those requirements are satisfied at the time of the sale or disposition.

          If you dispose of your shares in a qualifying disposition, you will recognize a long-term capital gain equal to the excess of (i) the amount realized upon the sale or disposition over (ii) the exercise price paid for the shares. You will recognize a long-term capital loss if the amount realized is lower than the exercise price paid for the shares.

          Normally, if the shares purchased under your Incentive Option are made the subject of a disqualifying disposition, you will recognize ordinary income at the time of the disposition in an amount equal to the excess of (i) the fair market value of the shares on the exercise date over (ii) the exercise price paid for such shares. Any additional gain recognized upon the disqualifying disposition will be capital gain, which will be long-term if the shares have been held for more than one (1) year following the exercise date of the option.

          When a non-statutory stock option is exercised, you will recognize ordinary taxable income for U.S. federal income tax purposes equal to the excess of (i) the fair market value of the purchased shares at the time of exercise over (ii) the exercise price paid for those shares, and you must satisfy the applicable withholding taxes with respect to such income. The subsequent sale of the shares acquired pursuant to the exercise of your non-statutory stock option generally will give rise to capital gain equal to the amount realized upon the sale of the shares less the sum of the (1) exercise price paid for the shares plus (2) the taxable income previously recognized in connection with the purchase of those shares. A capital loss will result to the extent the amount realized upon such sale is less than such sum. The gain or loss will be long-term if the shares are held for more than one (1) year prior to the sale.

          Effect on Incentive Stock Options Not Returned for Exchange. If you hold option grants which are incentive stock options under the U.S. federal tax laws, then we do not believe that the Offer will affect the tax status of those incentive stock options should you decide not to accept the Offer. However, the U.S. Internal Revenue Service (the "IRS") may characterize the Offer as a "modification" of those incentive stock options, even if you decline the Offer. A successful assertion by the IRS that your incentive stock options were modified would extend the period you would have to hold the shares purchased under those options in order to qualify all of the gain on a subsequent sale of those shares as long-term capital gain. Such an extended holding period for long-term capital gain would require that the sale of the shares not take place until the later of (i) two years from the date of the deemed modification of your incentive stock options or (ii) one year from the date of the option exercise for those shares. In addition, such a deemed modification may also cause a portion of your incentive stock options to be treated as Non-Statutory stock options upon exercise by reason of the dollar limitation imposed under the U.S. federal tax laws on the initial exercisability of incentive stock options. Under that limitation, the maximum dollar amount of shares for which an incentive stock option may first become exercisable in any calendar year (including the calendar year in which an outstanding option is deemed to have been modified and thereby treated as newly granted) cannot exceed $100,000, measured on the basis of the fair market value of the shares on the grant date of the option or (if later) at the time of any deemed modification of that grant.

          WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER, AND ANY FOREIGN TAX LAWS THAT MAY APPLY TO YOU.

          IF YOU CHOOSE NOT TO EXCHANGE ALL YOUR ELIGIBLE OPTION GRANTS, WE ALSO RECOMMEND THAT YOU CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES APPLICABLE TO THE EXERCISE OF THE ELIGIBLE OPTION GRANTS YOU DO NOT EXCHANGE AND TO THE SUBSEQUENT SALE OF THE COMMON STOCK PURCHASED UNDER THOSE OPTIONS.

16.       EXTENSION OF OFFER; TERMINATION; AMENDMENT.

          We expressly reserve the right, in our discretion, at any time and from time to time, and regardless of whether or not any event set forth in
Section 7 has occurred or is deemed by us to have occurred, to extend the period of time during which the Offer is open and thereby delay the acceptance for exchange and cancellation of any returned options by giving oral or written notice of such extension to the option holders and making a public announcement thereof.

          We also expressly reserve the right, in our judgment, at any time prior to the Expiration Date, to terminate or amend the Offer and to postpone our acceptance and cancellation of any returned options upon the occurrence of any of the conditions specified in Section 7, by giving oral or written notice of such termination or postponement to the option holders and making a public announcement thereof. Our reservation of the right to delay our acceptance and cancellation of options returned for exchange is limited by Rule 13e-4(f)(5) promulgated under the Securities Exchange Act, which requires that we must pay the consideration offered or return the options that were submitted for exchange promptly after termination or withdrawal of a tender offer.

          Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event set forth in
Section 7 has occurred or is deemed by us to have occurred, to amend the Offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in the Offer to option holders or by decreasing or increasing the number of options being sought in the Offer.

          Amendments to the Offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment will be issued no later than 9:00 a.m., Central Time, on the next business day after the last previously scheduled or announced Expiration Date. Any public announcement made pursuant to the Offer will be disseminated promptly to option holders in a manner reasonably designated to inform option holders of such change.

          If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act. These rules require that the minimum period during which an Offer must remain open following material changes in the terms of the Offer or information concerning the Offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

17.       FEES AND EXPENSES.

          We will not pay any fees or commissions to any broker, dealer or other person for soliciting exchanges of options pursuant to this Offer to Exchange.

18.       ADDITIONAL INFORMATION.

          We are filing with the SEC a Tender Offer Statement on Schedule TO, of which this Offer to Exchange is a part, with respect to the Offer. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials which we have filed with the SEC before making a decision on whether to exchange your options:

          1. Our annual report on Form 10-K for the year ended October 31, 2001;

          2. Our quarterly report on Form 10-Q for the fiscal quarter ended July 31, 2002;

          3. Our current reports on Form 8-K filed on August 22, 2002 and October 4, 2002;

          4. The description of our common stock contained in our registration statement on Form 8-A12G/A (File No. 001-15331), as filed with the SEC on October 15, 1999; and

          5. The description of our preferred share purchase rights contained in our registration statement on Form 8-A12/G, as filed with the SEC on August 22, 2002.

          Except as noted, the SEC file number for these filings is 000-30362. These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the following SEC public reference rooms:

                      450 Fifth Street, N.W.          500 West Madison Street
                      Room 1024                       Suite 1400
                      Washington, DC  20549           Chicago, IL  60661

          You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC's Website at www.sec.gov.

          Our common stock is quoted on the Nasdaq National Market under the symbol "CRDS" and our SEC filings can be read at the following Nasdaq address:

                                Nasdaq Operations
                               1735 K Street, N.W.
                             Washington, D.C. 20006

         We will also provide without charge to each person to whom a copy of the Offer to Exchange is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

                            Crossroads Systems, Inc.
                    Attention: Investor Relations Department
                           8300 North MoPac Expressway
                               Austin, Texas 78759
                            Facsimile: (512) 928-7199

or by sending an email to Kathy Blair at kblair@crossroads.com.

          As you read the foregoing documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

          The information contained in this Offer to Exchange about Crossroads should be read together with the information contained in the documents to which we have referred you.

19.       MISCELLANEOUS.

          This Offer to Exchange and our SEC reports referred to above include forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our products and services or the markets in which we operate and similar matters, are forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of senior management that rely on a number of assumptions concerning future events, many of which are outside of our control. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. We undertake no obligation to update any of the forward-looking statements after the date of this Offer to Exchange.

          Our filings with the SEC, including our Quarterly Report on Form 10-Q for the period ended July 31, 2002, discuss, from pages 28 to 37, some of the important risk factors that may affect our business, results of operations and financial condition and that could cause actual results to differ materially from estimates or projections stated or implied by the forward-looking statements. These risk factors include:

          o the quarterly fluctuations of Crossroads' operating results and Crossroads' inability to accurately predict revenues and budget for expenses for future periods;

          o the extent of Crossroads' future operating losses and negative cash flow;

          o    Crossroads' ability to maintain its operating margins;

          o the deteriorating economic environment, including, in particular, related expense reductions by organizations affecting their IT spending and budget;

          o the dependence of Crossroads' business on the storage area network market which is evolving and unpredictable;

          o the possibility that the pending shareholder class action lawsuits could result in an adverse outcome to Crossroads;

          o Crossroads' ability to develop new and enhanced products that achieve market acceptance, in particular with respect to the launch of the ServerAttach product;

          o    the effect of competition;

          o the effect of undetected software or hardware errors, which may affect Crossroads' results or reduce demand for Crossroads' products in the long term;

          o Crossroads' inability to protect its intellectual property rights, including any adverse outcome in Crossroads' pending patent litigation with certain of its competitors;

          o the continuation of Crossroads' successful relationships with its limited number of OEM customers, including its ability to replace revenue from ADIC and Compaq Computer Corporation, now a subsidiary of Hewlett-Packard, and/or to realize the benefit of the OEM agreement with Compaq;

          o any adverse effect of the acquisition of Compaq by Hewlett-Packard, resulting in a combination of two Crossroads' principal OEMs, including the risks due to an increase in customer concentration, and any change in product focus or strategy which adversely affects anticipated revenues or margins or Crossroads' overall relationship with the newly combined companies;

          o Crossroads' ability to retain and recruit key personnel to manage its business successfully;

          o any negative effect which may result from the reduction in staff and changes to executive management;

          o Crossroads' ability to successfully achieve the benefits of any subsequent acquisition or strategic relationship;

          o that Crossroads' stock price could be volatile regardless of Crossroads' actual financial performance;

          o that Crossroads' common stock may be delisted from the Nasdaq National Market.

          In addition, participation in this stock option exchange program involves a number of potential risks, including those described below:

          o If our stock price increases after the date you return your existing option grants, your returned option grants might have been worth more than the New Option Grants that you receive in exchange for them.

          o If we are acquired before we grant New Option Grants as part of this program, depending on the terms of the acquisition, you may not receive stock option grants nor will you receive any other consideration in exchange for your surrendered option grants and/or you may be deprived of any future price appreciation in the shares subject to the new option grants.

          o If you participate in this Offer, you will not be eligible to receive any option grants until August 12, 2003 at the earliest.

          o If your employment terminates, for whatever reason, including your termination without cause, prior to the grant of the New Option Grants, you will receive neither a New Option Grant nor the return of your surrendered option.

          o Your new option may be a non-statutory stock option, whereas your surrendered option may have been an incentive stock option.

          o Even if you elect not to participate in this Offer, your incentive stock options may be affected if the IRS characterizes the Offer as a "modification" of your Eligible Option Grants.

          We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, we intend to make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law or we determine that further efforts to comply are not advisable, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the option holders residing in such jurisdiction.

          WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION DIFFERENT FROM THE REPRESENTATIONS AND INFORMATION CONTAINED HEREIN, YOU MUST NOT RELY UPON THAT REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US. WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD RETURN FOR EXCHANGE OR REFRAIN FROM RETURNING YOUR OPTION GRANTS FOR EXCHANGE PURSUANT TO THE OFFER. YOU SHOULD RELY ONLY ON THE REPRESENTATIONS AND INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU.


Crossroads Systems, Inc.                                        February 3, 2003

                                   SCHEDULE I


INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF CROSSROADS SYSTEMS, INC.

The directors and executive officers of Crossroads Systems, Inc. and their positions and offices as of January 13, 2003 are as follows.


                                                                                                PERCENTAGE OF TOTAL
                                                                         NUMBER OF SHARES        BENEFICIALLY OWNED
                                                                     SUBJECT TO BENEFICIALLY   OPTIONS GRANTED UNDER
                                                                       OWNED OPTIONS UNDER              THE
NAME                          POSITION                                   THE OPTION PLANS          OPTION PLANS#
----                          --------                               -----------------------   ---------------------
Brian R. Smith                Chairman, President, Chief Executive           755,000                   12.3%
                              Officer

Robert C. Sims                Vice President and Chief Operating             243,374                    4.0
                              Officer

Andrea Wenholz                Vice President, Chief Financial                140,000                    2.3
                              Officer, Treasurer and Secretary

Richard D. Eyestone           Director                                        10,000                     *

David L. Riegel               Director                                        10,000                     *

William P. Wood               Director                                        10,000                     *

Paul S. Zito                  Director                                        40,000                     *

All executive officers and                                                  1,208,374                  19.7%
directors as a group (7
persons)

# Based on the total number of options beneficially held as of January 10, 2003.
* Represents less than 1%

The address of each director and executive officer is c/o Crossroads Systems, Inc., 8300 North MoPac Expressway, Austin, Texas 78759.



                                      S-1